                                                                      EXHIBIT 4


===============================================================================




                                 $1,000,000,000



                                CREDIT AGREEMENT

                                     among

                             DELTA AIR LINES, INC.,

              The Several Banks from Time to Time Parties Hereto,

                         CITICORP NORTH AMERICA, INC.,
                            as Administrative Agent

              COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                 SUNTRUST BANK
                               as the Lead Agents

                           THE CHASE MANHATTAN BANK,
                        CREDIT LYONNAIS NEW YORK BRANCH
                                as the Co-Agents




                           Dated as of April 6, 2001




===============================================================================

         SALOMON SMITH BARNEY, INC., as Sole Arranger and Book Manager

                               TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

ARTICLE 1.  DEFINITIONS...........................................................................................1
     Section 1.1.  Definitions....................................................................................1

ARTICLE 2.  AMOUNT AND TERMS OF CREDIT...........................................................................10
     Section 2.1.  Commitment....................................................................................10
     Section 2.2.  The Banks.....................................................................................10

ARTICLE 3.  THE ADVANCES.........................................................................................10
     Section 3.1.  Minimum Amounts...............................................................................10
     Section 3.2.  Notice and Place of Borrowing for Advances....................................................10
     Section 3.3.  The Notes.....................................................................................11
     Section 3.4.  Interest......................................................................................11
     Section 3.5.  Place of Payment..............................................................................12
     Section 3.6.  Prepayment....................................................................................12
     Section 3.7.  Pro Rata Treatment............................................................................13
     Section 3.8.  Conversion of Advances Between Eurodollar Rate and Base Rate..................................14
     Section 3.9.  Failure to Borrow.............................................................................14
     Section 3.10.  Facility Fee.................................................................................14
     Section 3.11.  Termination of Credit Facility...............................................................15
     Section 3.12.  Maturity of Credit Facility..................................................................15
     Section 3.13.  Optional Reduction of Commitments............................................................15
     Section 3.14.  Substitution of Banks........................................................................15
     Section 3.15.  Capital Requirements.........................................................................16
     Section 3.16.  Agent Fees...................................................................................17
     Section 3.17.  Taxes........................................................................................18

ARTICLE 4.  CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND FOR BORROWINGS..........................................19
     Section 4.1.  Effectiveness.................................................................................19
     Section 4.2.  Initial and Subsequent Borrowing..............................................................21

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.......................................................................22
     Section 5.1.  Organization; Standing, Etc...................................................................22
     Section 5.2.  Financial Statements..........................................................................22
     Section 5.3.  Litigation....................................................................................23
     Section 5.4.  Business; Status as Air Carrier...............................................................23
     Section 5.5.  Funded Debt...................................................................................23
     Section 5.6.  Title to Properties, Etc......................................................................23
     Section 5.7.  Tax Returns and Payments......................................................................24
     Section 5.8.  Compliance With Other Instruments.............................................................24
     Section 5.9.  Offering of Notes.............................................................................24
     Section 5.10.  Use of Proceeds..............................................................................24

     Section 5.11.  Governmental Regulation......................................................................25
     Section 5.12.  Subsidiaries.................................................................................25
     Section 5.13.  ERISA........................................................................................25
     Section 5.14.  Environmental Matters........................................................................25
     Section 5.15.  Compliance With Laws.........................................................................26

ARTICLE 6.  AFFIRMATIVE COVENANTS................................................................................26
     Section 6.1.  Insurance.....................................................................................26
     Section 6.2.  Payment of Taxes..............................................................................26
     Section 6.3.  Financial Statements..........................................................................26
     Section 6.4.  Maintenance of Equipment......................................................................27
     Section 6.5.  Inspection....................................................................................27
     Section 6.6.  Security for Notes............................................................................28
     Section 6.7.  Notice of Any Default or Event of Default.....................................................28
     Section 6.8.  ERISA Reporting Requirements..................................................................28
     Section 6.9.  Ratings.......................................................................................28
     Section 6.10.  Corporate Existence, Compliance with Laws....................................................28
     Section 6.11.  Use of Proceeds..............................................................................28

ARTICLE 7.  NEGATIVE COVENANTS...................................................................................29
     Section 7.1.  Liens.........................................................................................29
     Section 7.2.  Debt..........................................................................................29
     Section 7.3.  Mergers; Disposition of Assets................................................................30
     Section 7.4.  Leases........................................................................................30
     Section 7.5.  Financial Covenant............................................................................30

ARTICLE 8.  DEFAULTS.............................................................................................31
     Section 8.1.  Events of Default.............................................................................31

ARTICLE 9.  YIELD PROTECTION.....................................................................................33
     Section 9.1.  Increased Cost of Eurodollar Rate Advances....................................................33
     Section 9.2.  Change of Law.................................................................................34
     Section 9.3.  Funding Losses................................................................................35
     Section 9.4.  Mandatory Repayment or Conversion on Certain Events...........................................35
     Section 9.5.  Survival......................................................................................35

ARTICLE 10.  THE ADMINISTRATIVE AGENT............................................................................35
     Section 10.1.  Authorization and Action.....................................................................35
     Section 10.2.  Administrative Agent's Reliance, Etc.........................................................36
     Section 10.3.  Administrative Agent and Affiliates..........................................................36
     Section 10.4.  Representations of the Banks.................................................................37
     Section 10.5.  Events of Default............................................................................37
     Section 10.6.  Right to Indemnity...........................................................................37
     Section 10.7.  Indemnification..............................................................................38
     Section 10.8.  Successor Administrative Agent...............................................................38

ARTICLE 11.  MISCELLANEOUS.......................................................................................39
     Section 11.1.  Rights and Remedies..........................................................................39
     Section 11.2.  Notices......................................................................................39
     Section 11.3.  Expenses, Indemnification, Etc...............................................................40
     Section 11.4.  Amendments to this Agreement and the Notes...................................................41
     Section 11.5.  Agreement as to Right of Set-off, Sharing of Losses..........................................42
     Section 11.6.  Successors and Assigns.......................................................................43
     Section 11.7.  Holidays.....................................................................................44
     Section 11.8.  Law Governing................................................................................44
     Section 11.9.  Disclosure to Other Persons..................................................................44
     Section 11.10.  Execution and Effective Date................................................................45
     Section 11.11.  Representation of Banks.....................................................................45
     Section 11.12.  Severability................................................................................45
     Section 11.13.  Entire Agreement............................................................................45
     Section 11.14.  Jurisdiction................................................................................45
     Section 11.15.  Waivers of Jury Trial.......................................................................46


Exhibits and Schedules
----------------------

Exhibit A             The Banks on the Effective Date............................................................ 1
Exhibit B             Form of Note............................................................................... 1
Exhibit C-1           Form of Notice and Agreement Regarding Addition of Bank.................................... 1
Exhibit C-2           Form of Agreement of Existing Bank to Replace Replaced Bank................................ 1
Exhibit D             Form of Assignment and Assumption Agreement................................................ 1
Schedule I            Funded Debt and Secured Obligations........................................................ 1
Schedule II           Subsidiaries............................................................................... 1
Schedule III          Guaranty Liabilities....................................................................... 1

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT dated as of April 6, 2001 (this "Agreement") by and among DELTA AIR LINES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), each of the financial institutions initially a signatory hereto together with those assignees pursuant to Section 11.6 hereof (collectively, the "Banks" and each individually, a "Bank"), and CITICORP NORTH AMERICA, INC., in its capacity as administrative agent for the Banks (the "Administrative Agent").

                  WHEREAS, in order to provide financing for the Company's liquidity and working capital needs in the event of an actual business interruption or if, in the Company's reasonable judgment, there is the prospect of a business interruption, or to fund contingency plans in connection with such business interruption, the Company has requested the Banks to make available senior unsecured revolving credit advances under this Agreement in an aggregate principal amount at any time outstanding up to but not exceeding $1,000,000,000; and

                  WHEREAS, the Banks desire to make available to the Company such advances on the terms and conditions contained herein;

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:


                             ARTICLE 1. DEFINITIONS

                  SECTION 1.1.  DEFINITIONS.

                  In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

                  "Administrative Agent" shall mean Citicorp North America, Inc., in its capacity as administrative agent for the Banks; provided, however, that if Citicorp North America, Inc. shall have resigned or been removed as Administrative Agent, then "Administrative Agent" shall mean the bank selected as Administrative Agent pursuant to the provisions of Section 10.8 hereof.

                  "Advance" shall mean an advance by a Bank to the Company hereunder, which may be a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

                  "Affected Period" means the period of four (4) consecutive fiscal quarters ending as of the date of the then most recent consolidated balance sheet of the Company and its Subsidiaries delivered to the Administrative Agent pursuant to Section 5.2 or 6.3(a) or (b) but solely if a Work Stoppage existed for a period of at least 7 consecutive days during such period.

                  "Affected Period Default" shall mean a failure by the Company to comply with Section 7.5 at any time if the period of four (4) consecutive fiscal quarters ending as of the date of the then most recent consolidated balance sheet of the Company and its Subsidiaries delivered to the Administrative Agent pursuant to Section 5.2 or 6.3(a) or (b) is an Affected Period.

                  "Applicable Facility Fee Rate" shall mean, as of any date of determination, the percentage rate set forth below corresponding to the relevant S&P Rating and Moody's Rating:


                                                                      APPLICABLE
       LEVEL                 RATING (S&P/MOODY'S)                    FACILITY FEE
       -----                 --------------------                    ------------
         1        BBB+ or higher or Baa1 or higher                      0.125%
         2        Lower than Level 1 but at least BBB or                0.150%
                  Baa2
         3        Lower than Level 2 but at least BBB- and              0.175%
                  Baa3
         4        Lower than Level 3 but at least BBB- or               0.225%
                  Baa3
         5        Lower than Level 4                                    0.300%


                  The Administrative Agent shall determine the Facility Fee from time to time in accordance with the above table and notify the Company and the Banks of such determination from time to time. In the event that the S&P Rating and the Moody's Rating correspond to different levels on the above table resulting in different Facility Fee determinations, then the Facility Fee will be determined based on the level one above that level applicable to the lower of said Ratings.

                  In the event only one rating agency exists or continues rating the Company's long term senior unsecured debt, such agency's rating shall be used for purposes of the above table. In the event that (i) neither agency exists or continues rating the Company's long term senior unsecured debt or (ii) the Company no longer has any outstanding long term senior unsecured debt to be rated, the Applicable Facility Fee for the first 90 days after such occurrence shall be the Applicable Facility Fee in effect as determined using the above immediately prior to such occurrence. During such 90-day period, the Administrative Agent and the Company shall negotiate in good faith to agree upon a new pricing grid or other appropriate pricing terms. Any such new grid or pricing terms shall be approved by the Majority Banks. In the event the Administrative Agent, the Company and Majority Banks cannot agree upon such new pricing grid or pricing terms by the end of such 90-day period, the Applicable Facility Fee shall be that corresponding to level 3 of the above table for the remainder of the term of the Agreement.

                  Any necessary adjustment in the Applicable Facility Fee pursuant to the terms hereof shall become effective immediately upon any change in a Rating.

                  "Applicable Margin" shall mean, as of any date of determination, the percentage rate set forth below for each Type of Advance corresponding to the relevant S&P Rating and Moody's Rating:

                                                             APPLICABLE MARGIN FOR     APPLICABLE MARGIN FOR
    LEVEL                 RATING (S&P/MOODY'S)              EURODOLLAR RATE ADVANCES     BASE RATE ADVANCES
    -----                 --------------------              ------------------------   --------------------

      1         BBB+ or higher or Baa1 or higher                     0.625%                         0%
      2         Lower than Level 1 but at least BBB or               0.725%                         0%
                Baa2
      3         Lower than Level 2 but at least BBB- and              .825%                         0%
                Baa3
      4         Lower than Level 3 but at least BBB- or              1.275%                         0%
                Baa3
      5         Lower than Level 4                                   1.700%                         0%


                  The Administrative Agent shall determine the Applicable Margin from time to time in accordance with the above table and notify the Company and the Banks of such determination from time to time. In the event the S&P Rating and the Moody's Rating correspond to different levels on the above table resulting in different Applicable Margin determinations, then the Applicable Margin will be determined based on the level one above that level applicable to the lower of said Ratings.

                  In the event only one rating agency exists or continues rating the Company's long term senior unsecured debt, such agency's rating shall be used for purposes of the above table. In the event: (i) neither agency exists or continues rating the Company's long term senior unsecured debt or
(ii) the Company no longer has any outstanding long term senior unsecured debt to be rated, the Applicable Margin for the first 90 days after such occurrence shall be the Applicable Margin in effect as determined using the above immediately prior to such occurrence. During such 90-day period, the Administrative Agent and the Company shall negotiate in good faith to agree upon a new pricing grid or other appropriate pricing terms. Any such new grid or pricing terms shall be approved by the Majority Banks. In the event the Administrative Agent, the Company and Majority Banks cannot agree upon such new pricing grid or pricing terms by the end of such 90-day period, the Applicable Margin shall be that corresponding to level 3 of the above table for the remainder of the term of the Agreement.

                  Any necessary adjustment in the Applicable Margin pursuant to the terms hereof shall become effective immediately upon any change in a Rating.

                  "Assignment and Assumption Agreement" shall mean an instrument in substantially the form of Exhibit D hereto.

                  "Base Rate" shall mean a fluctuating interest rate per annum in effect from time to time which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York from time to time as Citibank's base rate; and

                  (b) the Federal Funds Rate for such day plus 1/2 of 1% per annum; and

                  (c) the sum (adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent) of (i) 1/2 of 1% per annum plus (ii) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment rate payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States;

plus the Applicable Margin.

                  "Base Rate Advance" shall mean an Advance which bears interest at the Base Rate.

                  "Business Day" shall mean any day during which national banking associations located in New York, New York are open for the conduct of banking business.

                  "Capital Leases Obligation" shall mean, with respect to any Person, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. With respect to the Company or any of its Subsidiaries, the amount of any such obligation at any time shall be the capitalized amount shown on the then most recent consolidated balance sheet of the Company and its Subsidiaries delivered to the Administrative Agent pursuant to Section 5.2 or 6.3(a) or (b), as determined in accordance with GAAP.

                  "Change in Control" shall mean that (i) any Person or two (2) or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) during any period of up to twelve (12) consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twelve (12) month period were directors of the Company shall cease for any reason (other than death, mental or physical disability or retirement) to constitute a majority of the board of directors of the Company.

                  "Citibank" shall mean Citibank, N.A.

                  "Commitment" shall have the meaning set forth in Section 2.1 hereof.

                  "Consolidated Aircraft Rentals" shall mean, for any period of four consecutive fiscal quarters of the Company, the total consolidated aircraft rent of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDAR" shall mean, at any time, the consolidated operating income of the Company and its Subsidiaries for the period (the "test period") of four (4) consecutive fiscal quarters ending as of the date of the then most recent consolidated balance sheet of the Company and its Subsidiaries delivered to the Administrative Agent pursuant to Section 5.2 or 6.3(a) or (b) (excluding, however, any non-cash, non-recurring charges) plus amortization and depreciation expenses that were deducted in arriving at the amount of such consolidated operating income for such test period plus Consolidated Aircraft Rentals that were deducted in arriving at the amount of such consolidated operating income for such test period, all as determined on a consolidated basis in accordance with GAAP plus, solely if such test period is an Affected Period, an amount equal to $580,740,000 (representing 60% of $967,900,000 being the projected cost impact of any Work Stoppage during such Affected Period on the basis of estimates provided by the Company to the Banks prior to the date of this Agreement).

                  "Consolidated Net Debt" shall mean, at any time, debt of the Company and its Subsidiaries appearing on the then most recent consolidated balance sheet of the Company and its Subsidiaries (including without limitation Capital Lease Obligations) delivered to the Administrative Agent pursuant to
Section 5.2 or 6.3(a) or (b) plus an amount equal to 800% of Consolidated Aircraft Rentals for the period of four consecutive fiscal quarters ending as of the date of such balance sheet of the Company minus the aggregate amount of cash and cash equivalents and short-term investments of the Company and its Subsidiaries on a consolidated basis as reflected on such balance sheet.

                  "Convertible Subordinated Debt" shall mean any debt of the Company convertible into shares of any or all classes of stock of the Company and containing, or issued under agreements or indentures containing, provisions effectively subordinating the same to the debt created by this Agreement.

                  "Credit Facility" shall mean the credit facility extended to the Company by the Banks pursuant hereto.

                  "Current Debt" shall mean any obligation for borrowed money (including notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof.

                  "Default" shall mean any of the events specified in paragraphs (a) through (j) of Section 8.1 hereof, whether or not there has been satisfied any requirement for giving of notice, lapse of time or the happening of any other condition.

                  "Dollar" and "$" shall mean lawful money of the United States of America.

                  "Effective Date" shall mean the date upon which all of the conditions of Section 4.1 hereof have been satisfied.

                  "Equity" shall mean the sum of: (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company (other than the Company's Series B ESOP Convertible Preferred Stock),
(ii) the amount of additional paid-in capital and reinvested earnings of the Company, (iii) the amount of taxes deferred and unamortized investment tax credits under Sections 167 and 168 of the Internal Revenue Code or similar provisions of any applicable tax law and carried on the balance sheet under those captions, (iv) the amount of any gain on the sale and leaseback of assets which is deferred pursuant to generally accepted accounting principles, (v) the principal amount of any Convertible Subordinated Debt outstanding, (vi) the amount of any postretirement benefits (other than pensions) of the Company accrued in accordance with the Statement of Financial Accounting Standards No. 106 (Financial Accounting Standards Board 1990) and generally accepted accounting principles and classified as long term liabilities on the balance sheet of the Company, and (vii) the difference between (a) the stated and liquidation value of the Company's Series B ESOP Convertible Preferred Stock and (b) the unearned compensation under the Company's employee stock ownership plan; minus (viii) the unrealized loss on noncurrent marketable equity securities, net of any deferred tax benefits, and minus (ix) treasury stock at cost.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

                  "Eurodollar Business Days" shall mean any day on which banks are scheduled to be open for business and quoting interest rates for Dollar deposits on the London interbank market and which is also a Business Day.

                  "Eurodollar Lending Office" shall mean, with respect to each Bank, the office of such Bank identified as such from time to time to the Administrative Agent and the Company as the office of such Bank or of its affiliate at which the Eurodollar Rate Advances held by such Bank are to be maintained.

                  "Eurodollar Rate" shall mean a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                  Eurodollar Rate = LIBOR plus Applicable Margin.

"LIBOR" shall mean, with respect to any Interest Period for Eurodollar Rate Advances, the offered rate in the London interbank market for deposits in United States dollars of amounts equal or comparable to the principal amount of such Eurodollar Rate Advance offered for a term comparable to such Interest Period, as currently shown on the Reuters Screen LIBO page as of 11:00 a.m., GMT, two Eurodollar Business Days prior to the first day of such Interest Period; provided, however, that (A) if more than one offered rate as described above appears on the Reuters Screen LIBO page, the rate used to determine LIBOR will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of such offered rates, or (B) if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of rates quoted by the Reference Banks at approximately 10:00 a.m., New York time, two Eurodollar Business Days prior to the first day of such Interest Period for deposits in United States dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Eurodollar Rate Advances. If the Administrative Agent ceases to use the Reuters Screen LIBO page for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

                  "Eurodollar Rate Advance" shall mean any Advance which bears interest at the Eurodollar Rate.

                  "Event of Default" shall mean any one of the events specified in paragraphs (a) through (j) of Section 8.1 hereof, provided that any requirement for notice or lapse of time or other condition contained therein has been satisfied.

                  "Existing Credit Agreement" shall mean the Credit Agreement, dated as of May 2, 1997, among the Company, the several financial institutions which are parties thereto and NationsBank, NA. (South), as Agent Bank, as amended, restated, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time.

                  "Facility Fee" shall mean the fee required to be paid to the Administrative Agent, for the account of the Banks, by the Company pursuant to
Section 3.10 hereof.

                  "Federal Funds Rate" shall mean a fluctuating interest rate per annum equal for any day to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

                  "Funded Debt" shall mean any obligation for borrowed money or the deferred purchase price of property, or any Capital Lease Obligation, other than Convertible Subordinated Debt, payable more than one year from the date of the creation thereof which, under generally accepted accounting principles in effect from time to time, is shown on the balance sheet of the obligor as a liability; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one (1) year after the date of the creation of such obligation or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

                  "GAAP" shall mean the generally accepted accounting principles in the United States as in effect from time to time.

                  "Immediate Replacement Event" shall mean a change in any law, rule, or regulation, or any change in the interpretation or administration thereof; or, a new law, rule, or regulation, having any of the consequences specified in Section 9.1 hereof.

                  "Interest Period" shall mean, for each Eurodollar Rate Advance, the period beginning on the date of such Advance or conversion thereof or on the last day of an immediately preceding Interest Period for such Advance and ending one, two, three, or six months later, as specified in the notice given by the Company to the Administrative Agent; provided, however, that if the last day of any Interest Period would fall on a day which is not a Eurodollar Business Day that Interest Period shall be extended to the next succeeding day which is a Eurodollar Business Day, unless the result of such extension should be to carry such Interest Period to the next succeeding calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day, further provided that any Interest Period that would extend beyond the Termination Date shall end on such date.

                  "Interest Rate" shall mean:

                  (a) With respect to a Eurodollar Rate Advance, the Eurodollar Rate; and

                  (b)      With respect to a Base Rate Advance, the Base Rate.

                  "Liens" shall have the meaning set forth in Section 7.1 hereof.

                  "Majority Banks" shall mean, as of any date, Banks on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all the Banks on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Bank shall be equal to the aggregate principal amount of the Advances owing to such Bank plus the unutilized amount of such Bank's Commitment.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Moody's Rating" shall mean, at any time, the rating of the Company's long-term, senior unsecured non-credit-enhanced debt most recently announced by Moody's.

                  "Net Debt to EBITDAR Ratio" shall mean, at any time, the ratio of (i) Consolidated Net Debt determined as at such time to (ii) Consolidated EBITDAR determined as at such time.

                  "Notes" shall have the meaning set forth in Section 3.3 hereof.

                  "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the President, or a principal financial officer of the Company.

                  "Orderly Replacement Event" shall mean, as to any Eurodollar Rate Advance, the determination by the Administrative Agent not later than two
(2) Eurodollar Business Days prior to the first day of any Interest Period that: (a) for any reason whatsoever rates are not quoted for the offering of Dollars in the London interbank market for deposit for a period comparable to such Interest Period; or (b) the quoted rate for purposes of computing the rate of interest on the Eurodollar Rate Advance does not accurately reflect the funding cost to the Banks of making or maintaining such Advances.

                  "Other Taxes" shall have the meaning set forth in Section 3.17(b) hereof.

                  "Person" shall mean and include an individual, a partnership, a joint venture, an estate, a corporation, a trust, an unincorporated organization, a limited liability company, and a government or any department or agency or political subdivision thereof.

                  "Rating" shall mean the Moody's Rating or the S&P Rating.

                  "Reference Bank" shall mean Citibank, N.A., The Chase Manhattan Bank and SunTrust Bank, and each of their respective successors and assigns.

                  "Required Number" shall mean in the case of notices relating to Advances hereunder to the Administrative Agent: (a) relative to borrowings, elections of, and conversions into, the Eurodollar Rate, selections of Interest Periods and other transactions in respect of Eurodollar Rate Advances, not less than three (3) Eurodollar Business Days, (b) relative to prepayments of Eurodollar Rate Advances, not less than two (2) Eurodollar Business Days and
(c) relative to all transactions in respect to Base Rate Advances, the same Business Day.

                  "S&P" shall mean Standard & Poor's Ratings Services.

                  "S&P Rating" shall mean, at any time, the rating of the Company's long-term senior unsecured non-credit-enhanced debt most recently announced by S&P.

                  "Specified Event of Default" shall mean any default in the observance or performance of any Specified Restrictive Provision or the occurrence of any Specified Restrictive Provision structured as an event of default.

                  "Specified Restrictive Provision" shall have the meaning set forth in Section 11.4 hereof.

                  "Subsidiary" shall mean any corporation, association or other business entity, a majority (by number of votes) of the outstanding stock or other ownership interest of which is, at the time at which any determination is being made, owned by the Company either directly or through Subsidiaries.

                  "Taxes" shall have the meaning set forth in Section 3.17(a) hereof.

                  "Termination Date" shall mean the date two (2) years after the Effective Date unless the Credit Facility is earlier terminated in accordance with the terms of this Agreement; provided that, if such date is not a Business Day, the Termination Date shall be the immediately preceding Business Day.

                  "Total Commitments of the Banks" shall have the meaning set forth in Section 2.1 hereof.

                  "Work Stoppage" shall mean the commencement by any labor union representing employees of the Company of a strike against the Company, which has the effect of causing the Company to cancel 35% or more of its scheduled flights in a day.


                     ARTICLE 2. AMOUNT AND TERMS OF CREDIT

                  SECTION 2.1.  COMMITMENT.

                  Each Bank severally agrees to make Advances to the Company from time to time on any Business Day from the Effective Date until the Termination Date in the manner and upon, and subject to, the terms and conditions hereinafter set forth in an aggregate amount at any one time outstanding up to but not exceeding such Bank's Commitment as set forth in Exhibit A hereto, as such Commitment may have been adjusted from time to time in accordance with the terms of this Agreement and, as to all Banks, in an aggregate amount at any one time outstanding up to but not exceeding $1,000,000,000. Within the limits of each Bank's Commitment, the Company may from time to time borrow, prepay pursuant to Section 3.6 and reborrow pursuant to this Section 2.1. The obligation of each Bank to make Advances to the Company is hereby referred to as such Bank's "Commitment" and collectively as the "Total Commitments of the Banks".

                  SECTION 2.2.  THE BANKS.

                  See Exhibit A hereto.


                            ARTICLE 3. THE ADVANCES

                  SECTION 3.1.  MINIMUM AMOUNTS.

                  Each borrowing of Advances hereunder shall be in the amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  SECTION 3.2.  NOTICE AND PLACE of Borrowing for Advances.

                  The Company shall give written, facsimile or telephonic (confirmed immediately in writing) notice to the Administrative Agent, such notice to be given not later than 11:00 a.m. New York City time on a Business Day which is at least the Required Number of days prior to each borrowing of Advances and to contain the date of such borrowing, the amount of such borrowing, the Interest Rate option selected, and, where applicable, the length of the Interest Period. Upon receiving notice from the Company, the Administrative Agent shall promptly give written, facsimile or telegraphic notice to each Bank, such notice to contain the date of such borrowing, the amount to be borrowed from such Bank, the Interest Rate option selected, and, where applicable, the length of the Interest Period. Funds are to be disbursed pursuant to this Agreement at the office of the Administrative Agent referred to in Section 11.2 hereof. Not later than 11:00 a.m. (or, in the case of any permitted same-day notice of borrowing, 2:00 p.m.) New York City time on the date of borrowing of Advances as specified in the notice from the Administrative Agent to the Banks, each Bank shall have made available at the office of the Administrative Agent referred to in Section 11.2 hereof, in immediately available funds, the amount of Advances to be advanced by such Bank, and the Administrative Agent shall immediately pay such funds to or upon the order of the Company. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any such borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such borrowing in accordance with this Section 3.2, and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent such Bank shall not have made such ratable portion available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent immediately on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company and until the date such amount is repaid to the Administrative Agent, at (i) with respect to the Company, the Interest Rate applicable at the time to the type of Advance comprising such borrowing, or (ii) with respect to the Bank, at the applicable overnight federal funds rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's advance as part of such borrowing for purposes of this Agreement.

                  SECTION 3.3.  THE NOTES.

                  The Advances made pursuant to this Agreement by each Bank shall be evidenced by a promissory note executed and delivered by the Company in form substantially the same as Exhibit B attached hereto and made a part hereof, each dated the date of this Agreement, each drawn to the order of such Bank in the amount of such Bank's respective Commitment, and each maturing on the Termination Date. Such promissory notes are hereinafter referred to as the "Notes" and each as a "Note". Each Bank's records with respect to advances and repayments of Advances hereunder shall, absent manifest error, be deemed to prevail as to the Company's obligations hereunder.

                  SECTION 3.4.  INTEREST.

                  The Company shall pay interest on the outstanding principal amount of each Advance for the period commencing on the date of each such Advance until such Advance shall be due and payable at the rates and times set forth below:

                  (a) Interest on Eurodollar Rate Advances. Subject to the provisions of subsection (c) immediately below, interest on each Eurodollar Rate Advance shall be payable (i) on the last day of each Interest Period with respect thereto, provided, however, that if such Interest Period is for a period of duration in excess of three (3) months, then such interest shall also be payable on the date three (3) months after the first day of such Interest Period, (ii) on the date of conversion of such Eurodollar Rate Advance to a Base Rate Advance and (iii) at maturity of such Advance (and after maturity of such Advance (whether by acceleration or otherwise) upon demand), at an interest rate per annum during the Interest Period for such Advance equal to the Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Advance. Each determination by the Administrative Agent of an Interest Rate hereunder shall be conclusive and binding on the Banks and the Company for all purposes, absent manifest error.

                  (b) Interest on Base Rate Advances. Subject to the provisions of subsection (c) immediately below, interest on each Base Rate Advance shall be payable monthly in arrears on the last day of each calendar month of each year and at maturity at an interest rate per annum equal to the Base Rate.

                  (c) Interest Upon Event of Default. If any payment of principal or interest on any Advance which is not paid when due, as herein provided, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, such Advance or interest thereon shall bear interest (to the extent permitted by law) at that rate which is one-quarter of one percent (1/4%) above the Base Rate in effect on each respective day thereafter until paid in full and such interest shall be payable on demand.

                  (d) Prepayment. Upon prepayment of any Advance hereunder, interest accrued and unpaid on the amount so prepaid shall become due on the date of such prepayment.

                  (e) Computations. Interest on Base Rate Advances shall be computed on the basis of a year of 365/366 days and an actual day month. Interest on Eurodollar Rate Advances shall be computed on the basis of year of 360 days and an actual day month.

                  SECTION 3.5.  PLACE OF PAYMENT.

                  Each payment (whether required or voluntary and whether of principal or interest or both) on each Note and each payment of fees or other amounts owing by the Company hereunder shall be payable, on or before 11:00 a.m., New York City time, on the due date of each payment, in immediately available funds, to the Administrative Agent at its address referred to in
Section 11.2 hereof at such account as the Administrative Agent shall from time to time notify the Company in writing. The Administrative Agent shall then immediately transmit the applicable pro rata share of such payment so received by the Administrative Agent in immediately available funds to each Bank entitled thereto in the manner specified by such Bank. Any required payment which would otherwise be due on a day not a Business Day shall be made on the immediately succeeding Business Day.

                  SECTION 3.6.  Prepayment.

                  (a) Voluntary Prepayment. The Company may voluntarily prepay, at any time and from time to time prior to maturity on the Required Number of days' prior notice to the Administrative Agent, any part or the whole of the principal of the Notes; provided, however, that any voluntary prepayment shall be in a minimum amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof. Upon any such prepayment, the Company shall simultaneously pay all accrued and unpaid interest on the amount of principal voluntarily prepaid. However, any such prepayment of a Eurodollar Rate Advance not made on the last day of the Interest Period therefor shall require the Company also to pay any amounts owing pursuant to Section 9.3. All voluntary prepayments provided for in this Section 3.6 shall be without premium or penalty.

                  (b) Mandatory Prepayment. (i) Forthwith upon the consummation by the Company or any of its Subsidiaries of any financing consummated after the date hereof that is secured by any aircraft (excluding a refinancing of debt existing as of the date hereof secured by any aircraft to the extent the principal amount of any such refinancing does not exceed the principal amount of the debt being refinanced), the Company will prepay Advances outstanding in an aggregate amount equal to the aggregate net proceeds of such financing, and the Commitments shall automatically be pro tanto reduced, pro rata as among the Banks; provided that the Company shall not be required to make any prepayment under this Section 3.6(b), and the Commitment shall not be so reduced, except to the extent that the aggregate net proceeds of all such financings not excluded by this subparagraph (i) after the date hereof exceed $1,000,000,000.

                  (ii) In the event of the occurrence of a Change in Control or an Affected Period Default, then (A) the Commitments shall forthwith automatically terminate and (B) the principal of and accrued and unpaid interest on the Advances and all other amounts payable under this Agreement and the Notes shall, notwithstanding any other provisions of this Agreement or the Notes, (1) in the case of a Change of Control, forthwith be prepaid in full by the Company or (2) in the case of an Affected Period Default, be prepaid by the Company in full no later than 60 days after the last day of the Affected Period with respect to such Affect Period Default.

                  SECTION 3.7.  PRO RATA TREATMENT.

                  Except for Section 3.14 hereof, and except with respect to payments to be made to a Bank pursuant to Sections 3.9, 3.15, 3.17 or 11.3 and any other indemnity in favor of Bank or Banks hereunder, (a) each borrowing from, and utilization of and reduction of the Commitments of, the Banks hereunder shall be prorated among the Banks according to the respective Commitments of the Banks as set forth in Section 2.2 hereof, as the same may be adjusted from time to time under Section 3.13, 3.14 or 3.15 hereof and (b) each payment to the Banks hereunder shall be prorated among the Banks according to the respective Advances (or, in the case of Facility Fees, Commitments) of the Banks. Except as otherwise provided herein, (i) each payment on account of principal and interest on any outstanding Advances shall be made to the Administrative Agent for the account of the Banks pro rata in accordance with the aggregate principal amount of all Advances then outstanding, and (ii) all payments to be made by the

Company for the account of each of the Banks on account of principal, interest and fees, shall be made without set-off or counterclaim.

                  SECTION 3.8. CONVERSION OF ADVANCES BETWEEN EURODOLLAR RATE AND BASE RATE.

                  Prior to the initial or any subsequent borrowings, the Company will specify the Interest Rate to be applicable to such borrowings, and on any Business Day or Eurodollar Business Day, as applicable, the Company may convert on a pro rata basis among the Banks any outstanding Base Rate Advances or Eurodollar Rate Advances into the other type of Advances, subject to the following limitations:

                  (a) No such conversion of any Eurodollar Rate Advance may be made except on the last day of an Interest Period with respect thereto; and

                  (b) The Company shall give the Administrative Agent the Required Number of days notice for such conversion.

If, at the end of an Interest Period of a Eurodollar Rate Advance, the Company has failed to specify in a timely manner the Interest Rate option applicable to such Advance for the period after the expiration of the then current Interest Period, the Company shall be deemed to have selected that such Advance shall bear interest at the Base Rate and, at the end of such Interest Period, such Advance shall automatically convert to a Base Rate Advance.

                  SECTION 3.9.  FAILURE TO BORROW.

                  The Company shall indemnify and hold harmless each Bank in respect of any funding costs and/or losses in the event that any borrowing notified to the Banks pursuant to Section 3.2, relative to Eurodollar Rate Advances, shall not be consummated because of the Company's failure to satisfy one or more of the applicable conditions precedent in Article 4 or because the Company fails to borrow such Advances at the specified time.

                  SECTION 3.10.  FACILITY FEE.

                  The Company shall pay to the Administrative Agent, for the account of the Banks to be distributed to the Banks pro rata in accordance with their respective Commitments, a Facility Fee for each day during the period from the Effective Date to the Termination Date on the amount of the Commitments on such day (determined after giving effect to any reduction in the amount of the Commitments effective on such day), irrespective of usage, at the Applicable Facility Fee Rate.

                  Facility Fees shall be computed on the basis of a year of 360 days, on an actual-day month. Accrued Facility Fees shall be payable in arrears and in immediately available funds on the last day of each fiscal quarter of the Company (commencing on June 30, 2001) and on the Termination Date. The Administrative Agent shall forthwith pay to each Bank its ratable share of each payment of the Facility Fee under this Section 3.10 in immediately available funds.

                  SECTION 3.11.  TERMINATION OF CREDIT FACILITY.

                  Unless earlier terminated pursuant to the terms hereof, the Commitments of the Banks shall terminate on the Termination Date.

                  SECTION 3.12.  MATURITY OF CREDIT FACILITY.

                  The Company shall pay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Advances and Notes, together with any and all other amounts owing by the Company to the Banks and the Administrative Agent hereunder or under the Notes, on the Termination Date.

                  SECTION 3.13.  OPTIONAL REDUCTION OF COMMITMENTS.

                  The Company shall have the right at any time or from time to time upon not less than two (2) Business Days' prior written notice to the Administrative Agent to reduce the Total Commitments of the Banks, in whole or in part, provided that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding; and provided further that each partial reduction shall be in an aggregate amount of not less than $25,000,000 and an integral multiple of $1,000,000, and shall reduce the respective Commitments of all the Banks proportionately. The Administrative Agent shall give prompt written notice to each Bank of each such reduction. Once the Company voluntarily reduces the Commitments pursuant to this Section 3.13, the Company may not thereafter increase the Commitments.

                  SECTION 3.14.  SUBSTITUTION OF BANKS.

                  3.14.1. If any Bank shall default in the performance of its Commitment, whether in whole or in part, then:

                  (a) such default shall not relieve any other Bank of its Commitment; and

                  (b) the Company may, with the prior written approval of the Administrative Agent (such approval not to be unreasonably withheld), terminate the Commitment of such defaulting Bank and arrange for the Commitment of the defaulting Bank to be taken over by one (1) or more of the other Banks, and to the extent that such other Banks will not take over such Commitment, arrange for its assumption by one (1) or more banks (subject to prior written approval of the Administrative Agent, such approval not to be unreasonably withheld) which are not at that time parties hereto, each of which banks shall, except as otherwise provided herein upon execution and delivery to the Company of a counterpart hereof; become a Bank hereto to the extent of the Commitment taken over by it; and

                  (c) the defaulting Bank shall immediately refund to the Company that portion of all Facility Fees which have been paid to it by the Company with respect to the amount of its Commitment not made available to the Company and shall be liable to the Company for any and all additional costs and expenses incurred by the Company in connection with arranging, obtaining and funding any substitute loan or loans and/or substitute commitment or commitments, provided, however, that neither the payments by a defaulting Bank required by this subsection, nor any action of the Company pursuant to this Section 3.14, nor the prepayment of Notes pursuant to Section 3.14.2 hereof shall constitute a waiver of or release of any right which the Company shall have against the defaulting Bank for its failure to perform its obligations hereunder.

                  3.14.2. Advances previously made hereunder by a defaulting or withdrawing Bank, or any portion thereof, which are included in the Commitment taken over by any other Bank or Banks or by a bank or banks not then parties hereto, shall be prepaid by the Company without penalty or premium but subject to offset of the amounts due from such withdrawing Bank pursuant to Section 3.14.1(c).

                  3.14.3. From time to time, the Company may replace a non-defaulting Bank (the "Replaced Bank") with another financial institution (or institutions) desiring to be a Bank hereunder (the "New Bank(s)") and/or with one or more Banks already a party hereto ("Existing Bank(s)") so long as
(a) the Replaced Bank consents in writing to such replacement and receives all amounts owing to such Replaced Bank hereunder on the effective date of such replacement, (b) the New Bank(s) and/or Existing Bank(s), as the case maybe, assume(s) all of the obligations of a Bank hereunder having a Commitment equal to the Replaced Bank's by executing, in the case of a New Bank(s), a letter agreement in substantially the form of Exhibit C-1 attached hereto or, in the case of an Existing Bank(s), a letter agreement in substantially the form of Exhibit C-2 hereto, (c) the Commitment(s) of the New Bank(s), together with the additional Commitment(s) of the Existing Bank(s) assumed by the Existing Bank(s) pursuant hereto, is equal to the Commitment of the Replaced Bank and
(d) the Company and the Administrative Agent acknowledge and consent that the New Bank(s) shall become a Bank hereunder (and/or that the Existing Bank(s) shall have an additional Commitment hereunder equal to that of the Replaced
Bank) by signing the respective acknowledgments contained in the appropriate letter agreement referred to in subparagraph (b) above.

                  3.14.4. The respective amounts of the Commitments under
Section 2.2 hereof shall be adjusted from time to time to reflect any changes made pursuant to this Section 3.14 and notice of such adjustments shall be given by the Company at the time thereof to each Bank or bank then a party hereto. Such adjusted amounts of Commitments shall thereupon become the basis for pro rata treatment under Section 3.7 of this Agreement.

                  3.14.5. Upon the termination in whole of the Commitment of any Bank or any bank which has become a party hereto, and the prepayment of all Advances previously made under such Commitment, all as provided in this Section 3.14, such Bank or bank shall cease to be a party to this Agreement except as otherwise provided herein.

                  SECTION 3.15.  CAPITAL REQUIREMENTS.

                  If, as a result of the adoption after the date of this Agreement, of any applicable law, rule or regulation affecting capital adequacy or capital maintenance, or any change after the date of this Agreement in the interpretation or administration of any law, rule or regulation affecting capital adequacy or capital maintenance in existence as of the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive affecting capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, any Bank determines that such adoption, change or compliance has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its Commitment or Advances to a level below that which such Bank (or its parent) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, such Bank shall give prompt notice to the Company and the Administrative Agent, and then from time to time, within 15 days after submission by such Bank to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. Any request submitted by a Bank to the Company pursuant to this
Section 3.15 shall contain such calculations of the amounts requested therein as such Bank shall deem reasonable in view of its customary practices, and shall be submitted as soon as practicable, but in any event the initial such request shall be submitted not more than 90 days after such Bank becomes aware of the event by reason of which such request is being submitted. Subsequent requests by such Bank shall be submitted quarterly. If any Bank requests payment of any amount from the Company pursuant to this Section 3.15, the Company may, pursuant to arrangements and documentation satisfactory to the Company and the Administrative Agent, prepay the outstanding Advances, fees, and any other amounts due to such Bank in full and terminate the Commitment of such Bank and the Company may at its option arrange for all or part of the Advances and Commitment of such Bank to be taken over by one (1) or more of the other Banks and, to the extent such other Banks do not take over such Advances and Commitment or part thereof, arrange for such Advances and Commitment to be taken over in whole or in part by a bank or banks not a party hereto, each of which banks shall, except as otherwise provided herein upon execution and delivery to the Company of a counterpart hereof, become a full party hereto to the extent of the Advances and Commitment taken over by it. Upon any bank or banks becoming a party to this Agreement as herein provided, the Company shall promptly furnish to all Banks which are then parties hereto the names and addresses of such bank or banks together with the amount of the Commitment of each such bank or banks. The respective amounts of the Commitments under
Section 2.2 hereof shall be adjusted from time to time to reflect any changes made pursuant to this Section 3.15 and notice of such adjustments shall be given by the Company at the time thereof to each Bank or bank then a party hereto. Such adjusted amounts of Commitments shall thereupon become the basis for pro rata treatment under Section 3.7 hereof. Upon the termination in whole of the Commitment of any Bank or any bank which has become a party hereto, and the prepayment of all Advances previously made under such Commitment, all as provided in this Section 3.15, such Bank or bank shall cease to be a party to this Agreement except as otherwise provided herein.

                  SECTION 3.16.  AGENT FEES.

                  The Company agrees to pay to the Administrative Agent a fee to compensate the Administrative Agent for the administration of the Credit Facility and for other services, such fee to be agreed upon by the Administrative Agent and the Company.

                  SECTION 3.17.  TAXES.

                  (a) All payments by the Company hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or its applicable lending office or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or its applicable lending office is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.17) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and
(iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                  (c) The Company will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.17) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that the Company shall not be required to compensate a Bank or the Administrative Agent pursuant to this Section 3.17 for any such Taxes or Other Taxes or any such liability in respect of which such Bank or the Administrative Agent does not make claim hereunder within 180 days after such Bank or the Administrative Agent received demand for payment of such Taxes or Other Taxes. Such Bank will use reasonable efforts to contest such a Tax or Other Tax that is, in its opinion, incorrectly asserted. This indemnification shall be made within ten (10) days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to the Administrative Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank) and on the date of the Assignment and Assumption Agreement pursuant to which it becomes a Bank (in the case of each other Bank), and from time to time thereafter on or before the date that any such form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company (but only so long as such Bank remains lawfully able to do so and if not lawfully able to do so, such Bank shall promptly notify the Company thereof), shall provide the Company with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 3.17(a).

                  (f) For any period with respect to which a Bank has failed to provide the Company with the appropriate form described in Section 3.17(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Bank shall not be entitled to indemnification under
Section 3.17(a) with respect to Taxes imposed by the United States to the extent such Taxes would have been reduced by the furnishing of such form; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as the Bank shall reasonably request to assist the Bank to recover such Taxes.

                  (g) Any Bank claiming any additional amounts payable pursuant to this Section 3.17 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction under the laws of which such Bank or its applicable lending office is organized if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.


              ARTICLE 4. CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                               AND FOR BORROWINGS

                  SECTION 4.1.  EFFECTIVENESS.

                  This Agreement shall not become effective until the Administrative Agent shall have received the following, in form and substance satisfactory to the Administrative Agent:

                  (a) The Notes dated as of the date hereof, payable to the order of each of the Banks in the amounts of their respective Commitments, duly executed and delivered by the Company; and

                  (b) An Officer's Certificate dated as of the date hereof stating that (i) no Default or Event of Default as of such date has occurred and is continuing, and (ii) the representations and warranties contained in
Article 5 hereof are true on and as of such date; and

                  (c) An incumbency certificate dated as of the date hereof for each officer executing this Agreement and each other person who will sign the Notes pursuant to this Agreement on behalf of the Company; and

                  (d) A copy of the Company's Board of Directors' resolutions authorizing the borrowings under this Agreement, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect as of the date of the Effective Date; and

                  (e) A favorable opinion dated as of the date hereof from counsel for the Company stating that:

                           (i)      The Company is a corporation duly
                  organized, existing and in good standing under the laws of the State of Delaware, and the execution, delivery and performance of this Agreement and the Notes are within the Company's corporate powers;

                           (ii) The Company has the necessary corporate power to carry on its business as then being conducted;

                           (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary;

                           (iv) The Company is a duly certificated air carrier and there are in force all permanent or temporary certificates or other appropriate legal authority issued by appropriate governmental authorities to authorize the Company to engage in intrastate, interstate, overseas and foreign air transportation of persons, property and mail over the routes then operated by the Company;

                           (v) The Company has title to all of the flight equipment which it owns free and clear of all liens and encumbrances except as permitted by this Agreement;

                           (vi) All leases of flight equipment to which the Company is a party are valid and binding upon the lessors;

                           (vii) No consent of stockholders of the Company to the chattel mortgage or mortgages referred to in Section
                  6.6 hereof is required by law or by the Certificate of Incorporation or Bylaws of the Company or otherwise;

                           (viii) All corporate steps necessary to authorize the execution and delivery of this Agreement and the Notes and the Company's performance thereunder have been taken and no consent, approval, authorization, permit or license from any federal, state or other regulatory authority is required in connection therewith;

                           (ix) The borrowings hereunder, or the giving of the Notes, will not violate any provision of the Delaware Corporation Law or the Company's Certificate of Incorporation or Bylaws or any agreement, indenture, note or other instrument evidencing any material indebtedness for money borrowed (including Capital Lease Obligations) to which the Company is a party or by which the Company or its assets is bound; and

                           (x) This Agreement and the Notes being issued to evidence such borrowings are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject, however, to limitations imposed by law in connection with bankruptcy and similar proceedings; and

                  (f) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP dated as of the date hereof stating that this Agreement and the Notes are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, however, to limitations imposed by law in connection with bankruptcy and similar proceedings; and

                  (g) All fees (including reasonable, invoiced fees and expenses of counsel to the Administrative Agent) and other compensation required to be paid to the Administrative Agent or the Banks to the extent due on or before the Effective Date.

                  SECTION 4.2.  INITIAL AND SUBSEQUENT BORROWING.

                  The Banks shall not be obligated to make any Advances unless at the time thereof the Company shall have furnished to the Administrative Agent an Officer's Certificate bearing that date, and stating that:

                  (a) There exists on that date no Default or Event of Default, and no Default or Event of Default would result from such Advance or from the application of proceeds therefrom;

                  (b) There exists on that date no event of default or default under any instrument evidencing or any agreement given in connection with Funded Debt of the Company;

                  (c) Such borrowing will not contravene any agreement, indenture or instrument to which the Company is a party or by which it may be bound and which is material to the financial condition of the Company;

                  (d) The representations and warranties contained in Sections 5.1, 5.4, 5.7(a), 5.7(c), 5.8, 5.9, 5.10, 5.11, 5.13, 5.14 and 5.15
hereof are true on and as of such date, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date (it being understood and agreed that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

                  (e) The extension(s) of credit being made on such date are legal, valid and binding obligations of the Company, the resolutions of the Board of Directors of the Company referred to in Section 4.1(d) hereof remain in full force and effect, and the officers of the Company requesting such Advances are duly authorized and empowered to do so; and

                  (f) A business interruption of the Company has occurred or, in the Company's reasonable judgment, there is the prospect of a business interruption and the proceeds of such Advances will be used for liquidity and working capital needs of the Company in connection with such business interruption, or to fund contingency plans in connection therewith such business interruption.

                  Further, any conversion of a Advance from one Type to another as contemplated by Section 3.8 hereof shall be deemed to be a representation by the Company that the matters referred to in paragraphs (a) through (e) above continue to be true and correct.


                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

                  The Company hereby represents, covenants and warrants to the Administrative Agent and each of the Banks as follows:

                  SECTION 5.1.  ORGANIZATION; STANDING, ETC.

                  (a) The Company is a corporation duly organized and existing under the laws of the State of Delaware, has the corporate power to own its property and carry on its business as being conducted, and is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

                  (b) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action, and do not contravene any provision of law.

                  (c) This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights or equitable principles.

                  SECTION 5.2.  FINANCIAL STATEMENTS.

                  The Company has furnished the Banks with the following financial statements, identified by the certificate of a principal financial officer of the Company: balance sheets of the Company as at June 30, 2000 and December 31, 2000, and income and reinvested earnings statements of the Company for the fiscal year or fiscal quarter, as the case may be, ended on such dates, respectively, certified, in the case of financial statements for the fiscal year ended June 30, 2000, by Arthur Andersen LLP. Such financial statements are true and correct and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved. The balance sheets and their accompanying notes present fairly the condition of the Company as of the dates thereof; and the income and reinvested earnings statements present fairly the results of the operations of the Company for the periods indicated. There has been no material adverse change in the business, condition or operation of the Company since December 31, 2000 (other than a business interruption of the kind referred to in Section 4.2(f) hereof).

                  SECTION 5.3.  LITIGATION.

                  There is no action or proceeding pending or threatened against the Company before any court or administrative agency which, in the reasonable opinion of the Company, is likely to be determined in a manner which would result in any material adverse change in the condition or operation of the Company and the Company is not in default with respect to any order, writ, injunction or decree of any court or administrative agency, which would have a material adverse effect on the Company.

                  SECTION 5.4.  BUSINESS; STATUS AS AIR CARRIER.

                  (a) The Company is a duly certificated air carrier and there are in force any certificates or other appropriate authority issued by appropriate governmental authorities necessary to authorize the Company to engage in intrastate, interstate, overseas and foreign air transportation of persons, property and mail over the routes operated by the Company; and

                  (b) no proceedings are pending or threatened, by or before any public body, agency or authority, domestic or foreign, including but not limited to proceedings to alter, amend, modify, suspend or revoke such certificates in whole or in part, which might seriously affect adversely the income from, title to, or possession of, any of the properties of the Company, to an extent which would constitute a material adverse change in the business or condition of the Company.

                  SECTION 5.5.  FUNDED DEBT.

                  The Company does not have outstanding any Funded Debt except as set forth on Schedule I to this Agreement; and there exists no default under the provisions of any instrument evidencing such indebtedness or agreement relating thereto.

                  SECTION 5.6.  TITLE TO PROPERTIES, ETC.

                  The Company and its Subsidiaries have good and marketable title to their respective properties and assets, including the properties and assets reflected in the balance sheets described in Section 5.2 hereof, subject to no mortgage, pledge, encumbrance, lien or charge of any kind except mortgages, pledges, encumbrances, liens or charges permitted by Section 7.1 hereof.

                  SECTION 5.7.  TAX RETURNS AND PAYMENTS.

                  (a) The Company has filed all federal income tax returns which are required to be filed, and has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes (other than those which the Company is contesting in good faith by appropriate proceedings being diligently conducted) have become due;

                  (b) the federal income tax liability of the Company has been finally determined by the Internal Revenue Service and satisfied for all fiscal years prior to and including the fiscal year ended June 30, 1992; and

                  (c) all other tax returns and reports of the Company which are required to be filed have been duly filed, and all taxes and government charges (other than those for which payment may be withheld without penalty or those which the Company is contesting in good faith by appropriate proceedings being diligently conducted) upon the Company, its assets, income or franchises which are due and payable have been paid.

                  SECTION 5.8.  COMPLIANCE WITH OTHER INSTRUMENTS.

                  The Company is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition; neither the execution nor delivery of this Agreement nor the Notes herein described, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes, nor the use of proceeds of any Advance, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or of any agreement or instrument to which the Company is now a party, which breach would have a material adverse effect on the condition or operation of the Company.

                  SECTION 5.9.  OFFERING OF NOTES.

                  Neither the Company nor any agent acting on its behalf has offered the Notes to be issued hereunder for sale to, or solicited any offers to buy the said Notes from, any Person other than the Banks signatory to this Agreement, and neither the Company nor any agent acting on its behalf will take any action which would subject the issuance or sale of the said Notes to the provisions of Section 5 of the Securities Act of 1933, as amended.

                  SECTION 5.10.  USE OF PROCEEDS.

                  The proceeds of the Advances shall be used for the purposes described in the recitals hereto and to pay related fees and expenses. No part of the proceeds of the Advances will be used in a manner that would violate Regulation U or X of the Board of Governors of the Federal Reserve System. The Company is not engaged, principally or as one of the Company's important activities, in the business of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System. After giving effect to each use of the proceeds of the Advances, not more than 25% of the value of the assets of the Company and its Subsidiaries (determined on a consolidated basis) shall be represented by "margin stock".

                  SECTION 5.11.  GOVERNMENTAL REGULATION.

                  No consent, approval, authorization, permit or license from any federal, state or other regulatory authority is required in connection with the making, delivery or performance of this Agreement or the Notes by the Company, or the use of proceeds of the Advances, except as have been obtained and are in full force and effect.

                  SECTION 5.12.  SUBSIDIARIES.

                  Schedule II is a complete and correct list of all Subsidiaries as of the date hereof, all of which are corporations duly incorporated, in good standing and with corporate power to transact the business presently conducted by them. Except as disclosed in Schedule II, the Company owns, directly or indirectly through one or more Subsidiaries, all the shares of each of such Subsidiaries (except directors' qualifying shares, if any), and all such shares are validly issued, fully paid and non-assessable and are free and clear of all liens and rights of others whatsoever.

                  SECTION 5.13.  ERISA.

                  The Company and each Subsidiary have met their minimum funding requirements under the Employee Retirement Income Security Act of 1974, as amended from time to time, with respect to all their employee benefit plans covered by the minimum funding requirements of said Act, and have not incurred any material liability to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of said Corporation's functions under said Act) under said Act in connection with any such plan.

                  SECTION 5.14.  ENVIRONMENTAL MATTERS.

                  The Company and its Subsidiaries are in substantial compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing their respective business, properties or assets with respect to discharges into the ground and surface water, emissions into the ambient air and generation, storage, transportation and disposal of waste materials or process by-products, except such noncompliances as are not likely to have a material adverse effect on the property, assets, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. All licenses, permits or registrations required for the business of the Company and its Subsidiaries under any federal, state or local environmental laws, regulations or ordinances have been secured, and the Company and each Subsidiary are in substantial compliance therewith, except such licenses, permits or registrations the failure to secure or to comply therewith are not likely to have a material adverse effect on the property, assets, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  SECTION 5.15.  COMPLIANCE WITH LAWS.

                  The Company and each of its Subsidiaries is in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to the Company, its Subsidiaries and all of their respective properties, except to the extent failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.


                        ARTICLE 6. AFFIRMATIVE COVENANTS

                  The Company covenants and agrees that until all of its obligations hereunder have been discharged and the obligations of the Banks to make Advances terminated, it will:

                  SECTION 6.1.  INSURANCE.

                  Keep adequately insured, by financially sound and reputable insurers, all property of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, and carry adequate liability insurance and other insurance of a kind generally carried by corporations engaged in the same or similar businesses similarly situated; provided, however, that nothing herein contained shall be construed to mean that a deductibility clause in any such insurance, which, in effect, results in self-insurance of a level or portion of losses considered reasonable by the Company's management, shall render such insurance inadequate; and provided, further, that in the case of a lease to the United States Government or an agency thereof of any aircraft or other property, indemnity therefrom by the United States Government will be considered adequate insurance against the risks that are the subject of any such indemnity.

                  SECTION 6.2.  PAYMENT OF TAXES.

                  Duly file all federal income tax returns and all other tax returns and reports which, to the knowledge of the officers of the Company are required to be filed and pay when due all taxes and governmental charges assessed against it, its assets, income or franchises, except to the extent and so long as contested in good faith.

                  SECTION 6.3.  FINANCIAL STATEMENTS.

                  Deliver to each Bank, so long as such Bank shall hold any
Note issued or Advance made hereunder or is committed to lend hereunder:

                  (a)      As soon as practicable and in any event within two
         (2) months after the end of each quarterly period (other than the last quarterly period in each fiscal year) an income statement of the Company for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Company as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of the Company, subject to changes resulting from year-end adjustments; and a statement as of the end of such quarterly period of the calculations made by the Company establishing its compliance with the provisions of Sections 7.1, 7.2, 7.4 and 7.5 hereof, in sufficient detail to permit the Banks to determine how the conclusions on such statement were arrived at, certified by a principal financial officer of the Company as accurate in all material respects;

                  (b)      As soon as practicable and in any event within three
         (3) months after the end of each fiscal year, an income statement and a statement of reinvested earnings of the Company for such year, and a balance sheet of the Company as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Banks and certified by independent certified public accountants of national standing selected by the Company; and a statement as of the end of such fiscal year of the calculations made by the Company establishing its compliance with the provisions of Sections 7.1, 7.2, 7.4 and 7.5 hereof in sufficient detail to permit the Banks to determine how the conclusions on such statement were arrived at, certified by a principal financial officer of the Company as accurate in all material respects;

                  (c) Copies of all financial statements, reports and returns which it shall send to its stockholders;

                  (d) Promptly after the sending or filing thereof, copies of all periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency or agencies substituted therefor) under ss.13 or ss.15(d) of the Securities Exchange Act of 1934, as amended, or with any national securities exchange;

                  (e) As soon as practicable and in any event not later than six (6) weeks after the end of each fiscal quarter of the Company, an Officer's Certificate in reasonable detail demonstrating compliance with Section 7.5 hereof as of the last day of such fiscal quarter; and

                  (f) With reasonable promptness such other financial data as any Bank may reasonably request through the Administrative Agent.

                  SECTION 6.4.  MAINTENANCE OF EQUIPMENT.

                  Maintain substantially all of its equipment (except surplus or obsolete equipment) in good operating order.

                  SECTION 6.5.  INSPECTION.

                  Permit any Person designated by any Bank in writing to visit and inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries at the Bank's expense, and to discuss the affairs, finances, and accounts of any such corporation with the principal officers of the Company, all at such reasonable times and as often as such Bank may reasonably request. This covenant shall be subject to applicable governmental and industrial security regulations.

                  SECTION 6.6.  SECURITY FOR NOTES.

                  In the event the Company secures by mortgage, pledge, encumbrance, lien or other charge any debt other than as permitted by Section
7.1 hereof, the Company shall secure equally and ratably the indebtedness incurred hereunder.

                  SECTION 6.7.  NOTICE OF ANY DEFAULT OR EVENT OF DEFAULT.

                  As soon as practicable (but in any event not more than five
(5) days after the Chairman of the Board, the President, or a principal financial officer of the Company obtains knowledge of a Default or an Event of Default as specified in Article 8 hereof), the Company will deliver to each Bank an Officer's Certificate specifying the nature thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

                  SECTION 6.8.  ERISA REPORTING REQUIREMENTS.

                  With respect to any employee benefit plan subject to Title IV of ERISA, the Company shall, if requested by the Administrative Agent, provide the Administrative Agent with copies of the most recent annual reports or returns (IRS Form 5500), audited or unaudited financial statements and actuarial valuations with respect to such plans. In addition, the Company shall provide the Administrative Agent copies of any notice filed with the Pension Benefit Guaranty Corporation with respect to any "Reportable Event" as defined in Section 4043 of ERISA, and the Administrative Agent shall forward copies of any such notice to the Banks.

                  SECTION 6.9.  Ratings.

                  Notify the Administrative Agent promptly after the Company becomes aware of any public announcement of the occurrence of any change in the S&P Rating or the Moody's Rating.

                  SECTION 6.10.  CORPORATE EXISTENCE, COMPLIANCE WITH LAWS.

                  The Company will (i) maintain its corporate existence and
(ii) comply, and cause each Subsidiary to comply, with all applicable laws, statutes, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and applicable environmental laws, except for any non-compliance which could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on the Company.

                  SECTION 6.11.  USE OF PROCEEDS.

                  The Company will use the proceeds of the Advances solely for liquidity and working capital needs in the event of an actual business interruption or if, in the Company's reasonable judgment, there is the prospect of a business interruption, or to fund contingency plans in connection with such business interruption.

                         ARTICLE 7. NEGATIVE COVENANTS

                  Until all of its obligations hereunder have been discharged and the obligations of the Banks to make advances terminated, the Company covenants that it will not and will not permit any Subsidiary to:

                  SECTION 7.1.  LIENS.

                  Create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind (collectively, "Liens") upon any of its property or assets, whether now owned or hereafter acquired, except: (i) Liens where the aggregate indebtedness secured by such Liens at any time does not exceed the sum of (a) the greater of $3,000,000,000 or fifteen percent (15%) of Equity plus (b) the amount outstanding under the obligations described on
Schedule I hereof as "Secured"; (ii) liens for taxes not yet due or which are being contested in good faith; (iii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred to secure the repayment of borrowed money or other advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iv) liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, for sums not yet due or already due but the validity of which is being contested in good faith;
(v) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary; (vi) any Lien required by
Section 6.6 hereof; (vii) Liens on aircraft or aircraft engines owned by the Company or any Subsidiary on or before the date hereof or thereafter acquired by the Company or any Subsidiary, in either case to secure the payment of all or any part of the purchase price thereof or to secure any obligation incurred or for which a firm commitment is obtained prior to, at the time of, or after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof; provided, however, that in the case of this clause (vii), (A) the related indebtedness shall be permitted under Section 7.2 hereof; (B) any such Lien shall attach only to such aircraft and aircraft engines so acquired or to be acquired; (C) the Lien securing such indebtedness shall be created within 180 days of such acquisition; (D) no Default or Event of Default shall then exist or be created thereby; and (E) in the case of any Liens covering aircraft or aircraft engines owned by the Company or any Subsidiary on or before the date hereof, the aggregate indebtedness secured thereby shall not at any time exceed $1,500,000,000.

                  SECTION 7.2.  DEBT.

                  Create, incur, assume or suffer to exist, for the Company and the Subsidiaries taken together, (a) Current Debt in an aggregate principal amount at any one time outstanding in excess of 100% of all accounts receivable of the Company and its Subsidiaries outstanding as of the last day of the second calendar month next preceding the month in which such calculation of Current Debt is made, all computed in accordance with generally accepted accounting principles as in effect from time to time; or (b) Convertible Subordinated Debt in excess of 33.3% of Equity; or (c) Funded Debt, Current Debt (other than Convertible Subordinated Debt) and all Guaranty Liabilities (as defined below) in an amount at any one time which exceeds 150% of Equity at such time. For purposes of this Section 7.2, "Guaranty Liabilities" shall mean all liabilities of the

Company and any Subsidiary of the Company as guarantor, surety, accommodation endorser or other accommodation party on behalf of any Person where the underlying obligation of such Person covered by, or the subject of, such guaranty or contingent undertaking would constitute Current Debt or Funded Debt, as defined herein, if such Person were the Company; provided, however, that (x) guarantees or other contingent undertakings by the Company on behalf of any Subsidiary, by any Subsidiary on behalf of any other Subsidiary, or by any Subsidiary on behalf of the Company and (y) the contingent undertakings as set forth on Schedule III hereto, shall not constitute Guaranty Liabilities.

                  SECTION 7.3.  MERGERS; DISPOSITION OF ASSETS.

                  Merge or consolidate with any corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets in any transaction or series of related transactions, except that (i) any Subsidiary may merge or consolidate with the Company or any one or more other Subsidiaries; (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary; (iii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets, provided that (a) such sale or other disposition is for a consideration which represents fair value (as determined in good faith by the Company) at the time of such sale or disposition, and (b) the assets so disposed of do not constitute a substantial part of the aggregate assets of the Company and the Subsidiaries; (iv) the Company may dispose of aircraft in the ordinary course of its business, provided that such sale or other disposition is for a consideration which represents fair value (as determined in good faith by the Company) at the time of such sale or disposition; and (v) the Company may merge or consolidate with another corporation, provided that (a) the Company shall be the continuing or surviving corporation, (b) a majority of the board of directors of the Company for a period of six (6) months after the effective date of such merger consists of individuals who were directors of the Company twelve (12) months prior to such effective date, and (c) immediately after such merger or consolidation there shall exist no Event of Default as defined in
Article 8 hereof.

                  SECTION 7.4.  LEASES.

                  Enter into or permit to remain in effect any flight equipment lease agreements which, as of the close of any fiscal year, cause the Company's Consolidated Aircraft Rentals for such fiscal year to exceed eight percent (8%) of the Company's consolidated operating revenues for such fiscal year, provided that any such lease agreements as may be necessary in connection with interchange agreements between the Company and other airline related businesses shall not be included in such calculation.

                  SECTION 7.5.  FINANCIAL COVENANT.

                  The Company will not permit the Net Debt to EBITDAR Ratio at any time to exceed 5.0 to 1.0.

                              ARTICLE 8. DEFAULTS

                  SECTION 8.1.  EVENTS OF DEFAULT.

                  Upon the occurrence of any one of the following Events of
Default:

                  (a) Default in any principal payment or mandatory prepayment of any Note when due; or

                  (b) Default in the payment of any interest or Facility Fees when due hereunder and the continuance thereof for five (5) days; or

                  (c) The Company shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; or the Company shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto, or the Company shall apply for, or by consent or acquiescence there shall be an appointment of, a custodian, receiver, liquidator, sequestrator, trustee or other officer with similar powers, for the Company, or for all or a material part of its properties; or the Company shall make an assignment for the benefit of creditors, or the Company shall have ceased to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking the liquidation or reorganization of the Company under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code or any similar proceeding shall be commenced against the Company under any other applicable federal or state law and (i) the petition commencing the involuntary case is not timely controverted, (ii) the petition commencing the involuntary case is not dismissed within forty-five
         (45) days of its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property and/or to operate all or any part of the business of the Company, or (iv) an order for relief (other than the petition itself) shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, sequestrator, trustee or other officer having similar powers for the Company or for all or a part of its properties, shall have been entered; or any other similar relief shall be granted against the Company under any applicable federal or state law; or

                  (d) Default in the observance or performance of any of the affirmative or negative covenants of the Company hereunder (other than any such default constituting an Affected Period Default) and, where there has been a default in an affirmative covenant of the Company, such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Company by any Bank through the Administrative Agent; or

                  (e) Any representation or warranty made by the Company herein or in any certificate furnished to the Banks hereunder proves to have been false or breached in any material respect on the date as of which made or on the date of any extension of credit hereunder, or any statement or certificate furnished by the Company pursuant hereto shall prove to have been false in any material respect at any date as of which the facts therein set forth were stated or certified; or

                  (f) Seizure under any legal process of a substantial share of the assets of the Company if release is not obtained within thirty (30) days of such seizure; or

                  (g) Default in any payment of principal or interest on any other obligation for borrowed money or the deferred purchase price of property beyond any period of grace provided with respect thereto, or in the payment of any Capital Lease Obligations, or in the performance or observance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee acting on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, provided such obligations or agreements have aggregate outstanding amounts of $25,000,000 or more; or

                  (h) The Company shall have failed to meet its minimum funding requirements under the Employee Retirement Income Security Act of 1974, as amended from time to time (including any rules or regulations promulgated thereunder) with respect to any of its employee benefit plans which are covered by Title IV of said Act (or to which ss.412 of the Internal Revenue Code of 1986, as amended, applies), which failure has resulted in a material liability for excise tax under ss.4971 of said Code, or any of its plans aforesaid shall be the subject of voluntary or involuntary termination proceedings which may result in an uninsured payment or repayment liability of the respective corporation to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of its functions under said Act) in an amount which is material in relation to the net worth of the Company; or

                  (i)      A Specified Event of Default shall occur; or

                  (j) One or more judgments or orders for the payment of money (not paid and not fully covered by a reputable and solvent insurance company) in an aggregate amount in excess of $25,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order and such proceedings shall not have been stayed or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

then, in the event that an Event of Default under (a), (b), or (d) through (j) above should occur, the Majority Banks (through the Administrative Agent) may, at their option, by a written notice to the Company, if such Event of Default be continuing at the time such notice is received by the Company, either: (i) declare the obligations of the Banks to extend credit to the Company hereunder to be immediately terminated, whereupon such obligations shall terminate; or
(ii) declare the Advances to be forthwith due and payable whereupon the Advances, with accrued interest thereon, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company; or (iii) all of the foregoing. In the event that an Event of Default under (c) above should occur, the Total

Commitments of the Banks shall automatically terminate and the principal of and accrued interest on any Advances then outstanding and any accrued fees shall automatically become due and payable, without protest, presentment, notice or demand, all of which are expressly waived by the Company.


                          ARTICLE 9. YIELD PROTECTION

                  SECTION 9.1.  INCREASED COST OF EURODOLLAR RATE ADVANCES.

                  (a) If, as a result of any change after the date of this Agreement in (including the introduction of any new) applicable United States, state or foreign laws or regulations or the adoption or making of any interpretations, directives or requests thereof or thereunder by any court or governmental authority charged with the interpretation or administration thereof, one or more of the following events occur (herein called "Increased Cost Changes"):

                           (i) the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Rate Advance or any other amounts payable under this Agreement in respect thereof (other than taxes imposed on the aggregate net income of such Bank or of its Eurodollar Lending Office by the jurisdiction in which the Bank has its principal office or such Eurodollar Lending Office) is changed; or

                           (ii) any reserve, special deposit or similar requirements against the assets of, deposits with or for the account of, or credit extended by, any Bank are imposed, modified or deemed applicable; or

                           (iii) any other condition affecting this Agreement
                  or any Eurodollar Rate Advance is imposed on any Bank or (in the case of Eurodollar Rate Advances) the London interbank market;

and a Bank determines that, by reason thereof, the cost to such Bank of making or maintaining any of the Eurodollar Rate Advances is increased by an amount reasonably determined by such Bank, or any amount receivable by such Bank hereunder in respect of any of the Eurodollar Rate Advances is reduced by an amount reasonably determined by such Bank (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then the Company shall pay to such Bank on the next interest payment date for the affected Eurodollar Rate Advances such additional amount or amounts (which shall be set forth in a notice from such Bank to the Company stating the cause and amount of such Increased Costs) as will compensate such Bank for such Increased Costs. Each Bank will immediately notify the Company of any event of which such Bank has knowledge that will entitle such Bank to compensation pursuant to this Section 9.1(a) and will exercise reasonable diligence to designate a different Eurodollar Lending Office, and/or take other measures which will avoid the need for such compensation for Increased Costs and will not result in material cost to such Bank, or be otherwise disadvantageous (in such Bank's sole determination) to such Bank.

                  (b) Without limiting the effect of the foregoing, the Company shall pay (without duplication as to amounts paid under Section 9.1(a) hereof) to any Bank on each interest payment date as to Eurodollar Rate Advances so long as such Bank may be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System an additional amount (determined by such Bank and notified to the Company through Administrative Agent) equal to the sum of the products of the following for each Eurodollar Rate Advance for each day on which such Bank is required to maintain such reserves during the Interest Period for such Advance for which interest is being paid:

                           (i) the principal amount of such Eurodollar Rate Advance outstanding on such day; times

                           (ii)     the remainder of (x) a fraction the
                  numerator of which is LIBOR (expressed as a decimal) used to determine the Eurodollar Rate for such Eurodollar Rate Advance for such Interest Period as provided in this Agreement and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; times

                           (iii)    1/360.

                  (c)      Determinations by any Bank for purposes of this
Section 9.1 of the effect of any Increased Cost Change on such Bank's costs of making or maintaining Eurodollar Rate Advances or on amounts receivable by it in respect of Eurodollar Rate Advances, and of the additional amounts required to compensate such Bank in respect thereof, shall be conclusive, provided that such determinations are made reasonably and in good faith.

                  (d) If the Company is required to pay additional amounts to any Bank under paragraph (a) or (b) of this Section 9.1, the Company may (in addition to paying such additional amounts to such Bank) at the Company's option at any time, subject to the provisions of Section 9.3 hereof, convert all of the Eurodollar Rate Advances of such Bank which are affected by such Increased Costs to Base Rate Advances in accordance with this Agreement.

                  SECTION 9.2. CHANGE OF LAW.

                  Notwithstanding any other provision herein, in the event that any change in applicable law, rule or regulation or in the interpretation or administration thereof (including the issuance of any new law, rule, regulation or interpretation, or any new administration thereof), of or in any jurisdiction whatsoever, shall make it unlawful for any Bank to make or maintain a Eurodollar Rate Advance (or to convert Base Rate Advances into Eurodollar Rate Advances), or shall materially restrict the authority of any Bank to purchase or sell, or to take deposits of Eurodollars, then the obligation of such Bank to make Eurodollar Rate Advances (and the right of the Company to convert Base Rate Advances into Eurodollar Rate Advances) shall be suspended for the duration of such illegality or restriction and the Company shall forthwith convert all Eurodollar Rate Advances of such Bank then outstanding to Base Rate Advances in accordance with the terms of this Agreement.

                  SECTION 9.3. FUNDING LOSSES.

                  The Company shall indemnify a Bank against, and reimburse such Bank on demand for, any loss or expense incurred or sustained by such Bank, as reasonably determined by such Bank, as a result of any payment or prepayment (whether by reason of a voluntary prepayment by the Company or by reason of a mandatory prepayment of the Advances by reason of an Event of Default or other mandatory prepayment provision relating to all outstanding Advances set forth herein) or conversion of a Eurodollar Rate Advance made by such Bank on a day other than the last day of an Interest Period for such Advance.

                  SECTION 9.4. MANDATORY REPAYMENT OR CONVERSION ON CERTAIN EVENTS.

                  On the last day of an Interest Period during which any Orderly Replacement Event occurs (which relates to all Banks) and no later than four (4) Eurodollar Business Days after any Immediate Replacement Event relating to one or more Banks, all outstanding Eurodollar Rate Advances of such Banks shall, at the option of the Company, be either: (a) prepaid in full by the Company, together with any accrued and unpaid interest thereon, or (b) converted to Base Rate Advances. Each Bank shall promptly notify the Company and Administrative Agent of any Immediate Replacement Event and any Orderly Replacement Event known to such Bank.

                  SECTION 9.5. SURVIVAL.

                  The obligations of the Company under Sections 9.1 through 9.3 of this Agreement shall survive the repayment of the Advances and the cancellation of the Notes.


                      ARTICLE 10. THE ADMINISTRATIVE AGENT

                  SECTION 10.1. AUTHORIZATION AND ACTION.

                  Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to it as Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and the Administrative Agent hereby accepts such authorization and appointment. As to any matters not expressly provided for by this Agreement and the Notes or provided for with specific reference to this Section 10.1 (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from action) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to liability or which is contrary to this Agreement or the Notes or applicable law. As to any provisions of this Agreement under which action may be taken or approval given by the Majority Banks, the action taken or approval given by the Majority Banks shall be binding upon all Banks to the same extent and with the same effect as if each Bank had joined therein. The Administrative Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message facsimile transmission, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any note or notes issued in exchange therefor.

                  SECTION 10.2. ADMINISTRATIVE AGENT'S RELIANCE, ETC.

                  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Bank for any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement or the Notes, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether oral or written) made in or in connection with this Agreement or the Notes; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Notes on the part of the Company or to inspect the property (including the books and records) of the Company or any of its Subsidiaries; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Notes, or any other instrument or document furnished pursuant thereto; (v) shall incur no liability under or in respect to this Agreement or the Notes by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vi) may deem and treat the Bank which makes an Advance as the holder of the indebtedness resulting therefrom for all purposes hereof until the Administrative Agent receives and accepts an Assignment and Assumption Agreement entered into by such Bank, as assignor, and an eligible assignee as provided in Section 11.6 hereof.

                  SECTION 10.3. ADMINISTRATIVE AGENT AND AFFILIATES.

                  With respect to its Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. Unrelated to its role as Administrative Agent as set forth herein, the Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its

Subsidiaries and any Person who may do business with or own securities of the Company, all as if it were not the Administrative Agent and without any duty to account therefor to the Banks.

                  SECTION 10.4. REPRESENTATIONS OF THE BANKS.

                  Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, or any affiliate or subsidiary of the Administrative Agent, or any other Bank and based on the financial statements referred to in Section 5.2 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and that each Bank has actively engaged in the negotiation of all of the terms of this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or the Notes. The Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the Company whether coming into its possession as of the date of this Agreement or at any time thereafter, or to notify any Bank of any Event of Default except as provided in
Section 10.5 hereof. This Agreement and all instruments or documents delivered in connection with this Agreement have been reviewed and approved by each Bank and the Banks have not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

                  SECTION 10.5. EVENTS OF DEFAULT.

                  In the event of the occurrence of any Default or Event of Default, any Bank knowing of such event may (but shall have no duty to), or the Company pursuant to Section 6.7 hereof shall, give the Administrative Agent written notice specifying such Event of Default or other event and expressly stating that such notice is a "notice of default". The Administrative Agent shall not be deemed to have knowledge of such events unless the Administrative Agent has received such notice, or unless the Event of Default consists of a failure of payment of principal or interest on any of the Notes. In the event that the Administrative Agent receives such a notice of the occurrence of an Event of Default, the Administrative Agent shall give written notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in writing by the Majority Banks; provided, however, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interest of the Banks.

                  SECTION 10.6. RIGHT TO INDEMNITY.

                  Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  SECTION 10.7. INDEMNIFICATION.

                  The Banks hereby agree to indemnify the Administrative Agent and all affiliates, directors, officers, employees, advisors and representatives thereof (to the extent not reimbursed by the Company), if no Advances are at the time outstanding ratably according to their respective Commitments, or, if Advances are at the time outstanding, ratably according to their respective Advances as most recently in effect prior to the date indemnification is sought, from and against any and all costs, losses, liabilities, claims, damages or expenses which may be incurred by or asserted or awarded against the Administrative Agent in any way relating to or arising out of this Agreement and/or the Notes or any action taken or omitted by the Administrative Agent under this Agreement and/or the Notes; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, or enforcement of, or the preservation of any rights under, this Agreement and/or the Notes, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company.

                  SECTION 10.8. SUCCESSOR ADMINISTRATIVE AGENT.

                  The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Company shall have the right to appoint a successor Administrative Agent, subject to confirmation by the Majority Banks. If no successor Administrative Agent shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the Administrative Agent the Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent who shall be willing to accept such appointment. In any event such successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations as agent under this Agreement. After any Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                           ARTICLE 11. MISCELLANEOUS

                  SECTION 11.1. RIGHTS AND REMEDIES.

                  No delay or failure of the Banks or the Administrative Agent or any one of them or of the Company in exercising any rights, powers or privileges hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies of the Banks and the Administrative Agent or any one of them and of the Company under this Agreement are cumulative and not exclusive of any rights or remedies which they would otherwise have. Failure on the part of any Bank, the Administrative Agent or the Company to exercise any right, power or privilege given it hereunder shall not be the breach of any obligation of the Bank or the Company to any other party to this Agreement or to any other Person.

                  SECTION 11.2. NOTICES.

                  Except as otherwise expressly provided for herein, notices, which may be given or are required to be given hereunder, shall be in writing and may be mailed, postage prepaid, addressed as follows or sent by telex or facsimile:

                  (a)      If to the Company, both to:

                           Delta Air Lines, Inc.
                           Attention: David W. Stowe
                           Director - Treasury
                           Dep't 857
                           1030 Delta Boulevard
                           Atlanta, Georgia 30320
                           Facsimile: (404) 715-3110

                           And to:

                           Delta Air Lines, Inc.
                           Attention: Paul A. Jacobson
                           Manager - Capital Markets
                           Dep't 856
                           1030 Delta Boulevard
                           Atlanta, Georgia 30320
                           Facsimile: (404) 715-4862

                  (b)      If to Administrative Agent:

                           Citicorp North America, Inc.
                           Attention: Elizabeth Wier
                           2 Penns Way, Suite 200
                           New Castle, Delaware 19720
                           Facsimile: (302) 894-6120

                           With a copy to

                           Citicorp North America, Inc.
                           Attention: Kirk Lakeman
                           400 Perimeter Center Terrace, Suite 600
                           Atlanta, Georgia 30346
                           Facsimile: (770) 668-8137

                  (c) If to any Bank other than Administrative Agent at that address, telex number or facsimile number designated in writing to the Company and the Administrative Agent from time to time.

A party may specify a different address or facsimile number by furnishing such change in writing to all other parties hereto. Additionally, notice may, in lieu of being given by mail or facsimile, be delivered personally to any officer of any party to whose attention it could have been addressed.

                  SECTION 11.3. EXPENSES, INDEMNIFICATION, ETC.

                  (a) The Company shall pay all reasonable costs, expenses, taxes and fees (i) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, the Notes and all other documents incident hereto or thereto (collectively, the "Loan Documents") including, without limitation, the reasonable costs and professional fees of Milbank, Tweed, Hadley & McCloy LLP, New York, New York, whether or not any transaction contemplated hereby shall be consummated, and any and all stamp, intangible or other taxes that may be payable or determined in the future to be payable in connection therewith; (ii) incurred by the Administrative Agent in connection with the administration of the Advances and the Loan Documents in accordance with the provisions thereof and the preparation, execution and delivery of any waiver, amendment or consent by the Banks or the Administrative Agent relating to the Loan Documents including, without limitation, costs and professional fees of counsel for the Administrative Agent; and (iii) actually incurred by the Administrative Agent or any of the Banks in enforcing the Loan Documents including, without limitation, reasonable attorneys' fees of counsel for the Administrative Agent or the Banks.

                  (b) The Company shall indemnify the Administrative Agent and each Bank and hold the Administrative Agent and each Bank (and all affiliates, directors, officers, employees, advisors and agents of any of the foregoing (the Administrative Agent, the Banks and such directors, officers, employees and agents each referred to as an "Indemnified Party")) harmless against, any and all costs, losses, liabilities, claims, damages or expenses that may be incurred by or asserted or awarded against an Indemnified Party, whether jointly or severally, and whether or not such Indemnified Party is designated a party thereto, arising out of or by reason to or relating directly or indirectly to, (i) any investigation, litigation or other proceeding, pending or threatened, regarding any actions or failure to act by the Company involving this Agreement or any transaction contemplated hereby, (ii) any actual or proposed use by the Company or any of its Subsidiaries of the proceeds from any borrowing hereunder, or (iii) the Administrative Agent's, any Bank's or the Company's entering into and complying with this Agreement or in issuing or delivering the Notes and including, without limitation, the reasonable fees and disbursements of such Indemnified Party's separate counsel incurred in connection with any such investigation, litigation or other proceeding (which shall be advanced by the Company on request notwithstanding any claim or assertion that the Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking to reimburse the Company if it is actually and finally determined by a court of competent jurisdiction that the party is not so entitled). However, the indemnity of the Company set forth herein shall not cover the costs, losses, liabilities, claims, damages or expenses (x) incurred by an Indemnified Party arising out of the bad faith or willful misconduct of such Indemnified Party (as actually and finally determined by a court of competent jurisdiction) or (y) incurred by the Administrative Agent in connection with a suit, claim or cause of action brought against the Administrative Agent by a Bank pursuant to which such Bank alleges that the Administrative Agent has failed to perform the ministerial duties of the Administrative Agent as expressly set forth herein (such as administering the funding and collection of Advances, determining interest rates and the like).

                  (c) The Administrative Agent and each Bank agree that in the event that any investigation, litigation, suit, action or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Party for which the Administrative Agent or any Bank may desire indemnity or defense hereunder, the Administrative Agent or such Bank shall promptly notify the Company thereof in writing and agree, to the extent appropriate, to consult with the Company with a view to minimizing the cost to the Company of its obligations under this Section 11.3.

                  (d) No action taken by legal counsel chosen by an Indemnified Party in defending against any such investigation litigation, suit, action or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the obligations and duties of the Company hereunder to indemnify and hold harmless each Indemnified Party; provided, however, that if the Company is required to indemnify any Indemnified Party pursuant hereto, such Indemnified Party shall not settle or compromise any such investigation litigation, suit, action or proceeding without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) so long as the Company has provided evidence reasonably satisfactory to such Indemnified Party that the Equity of the Company and its Subsidiaries on a consolidated basis is not less than zero.

                  (e)      The obligations of the Company under this Section
11.3 shall survive transfer, payment or satisfaction of any Note and any amendment, supplementation, modification or termination of this Agreement.

                  SECTION 11.4. AMENDMENTS TO THIS AGREEMENT AND THE NOTES.

                  Any provisions of this Agreement and the Notes may be amended, terminated waived or otherwise modified in writing by the Company and the Majority Banks, and any such amendment, termination, waiver or other modification shall be binding upon all of the Banks to the same extent and with the same effect as if each Bank had joined therein, provided, however, that, notwithstanding the foregoing: (a) any provisions of this Agreement and the Notes with respect to any (i) change in the amount of, or extension of the expressed maturity date of, the whole or any principal or interest payable under any Note, (ii) reduction in the rate of interest payable under any Note (other than any change in the rate of interest pursuant to the next to last paragraph of the definition of Applicable Margin), (iii) increase in the amount of any Commitment (except as permitted in Sections 3.14 and 11.6), (iv) reduction in the amount or extension of the due date of any fees payable hereunder, (v) extension of the due date of any principal of, or interest on, any Advance or (vi) change in this Section 11.4, may be amended or otherwise modified only in writing signed by the Company and each Bank directly affected thereby; and (b) no provisions of Article 10 shall be amended, modified, or waived without the consent of the Administrative Agent. Neither the percentage set forth in the definition of "Majority Banks" nor
Section 11.5 shall be amended or modified without the unanimous written consent of the Banks.

                  Notwithstanding the foregoing paragraph, in the event that the Existing Credit Agreement shall at any time include any negative covenant or event of default (each, a "Specified Restrictive Provision") that is not contained in, or is more restrictive than those contained in, this Agreement then, effective on the date such Specified Restrictive Provision is so included, this Agreement shall automatically be deemed to have been amended to include herein such Specified Restrictive Provision. It is understood that any subsequent waiver, amendment or other modification to any Specified Restrictive Provision contained in the Existing Credit Agreement that has the effect of making such provision less restrictive shall not, unless otherwise agreed by the Majority Banks, affect the terms of such provision as incorporated herein.

                  SECTION 11.5. AGREEMENT AS TO RIGHT OF SET-OFF, SHARING OF LOSSES.

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Bank and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, matured or unmatured, in whatever currency) at any time held and other indebtedness at any time owing by such Bank or such affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and the Notes, whether or not such Bank shall have made any demand under this Agreement. Each Bank agrees promptly to notify the Company after any such set-off and application made by such Bank or such affiliate; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and its affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank or such affiliate may have.

                  (b) So long as any Advance is outstanding, each Bank agrees that, if it has payment made to it on any Advance, whether by set-off or otherwise, including, but not limited to, any payment received by such Bank under any applicable bankruptcy, insolvency or similar laws, in a greater proportion than payments made on Advances held by any other Bank, the Bank so receiving such greater proportionate payment agrees to purchase a portion of the Advances held by the other Banks, so that after such purchase each Bank will hold an unpaid balance on its Advance bearing the same proportion to the then outstanding aggregate principal amount of the Advances as such Bank's Commitment bears to the Banks' aggregate Commitments; provided that if any amount so received by any Bank in payment of the Advance held by it shall be, as a result of the reversal of the exercise of any such right (whether by court order or voluntary action on the part of such Bank), returned to the Company or the Subsidiary or paid as directed by such court order by such Bank, then each other Bank which shall have theretofore received its share of any such payment pursuant to this Section 11.5 shall, upon demand, promptly repay, without interest, the amount of such share to such Bank, or, if the Bank exercising such right shall not have made the purchases provided for in this Section 11.5 prior to such reversal, the other Banks shall have no further rights under this Section 11.5 in respect to such amount. Except as provided in this Section and in Sections 10.6 and 10.7, no Bank shall be responsible to any other Bank for losses or claims which such Bank may incur in connection with the transactions contemplated by this Agreement. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 11.5 may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

                  SECTION 11.6. SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon the Company and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company and the Banks and their respective successors and assigns. The Company may not assign its rights or obligations hereunder, except as permitted by Section 7.3 hereof. Other than by virtue of operation of law, no Bank shall assign any portion of its Commitment or Advances hereunder unless (a) except in the case of any assignment to another Bank or to any affiliate of any Bank, the portion of the Bank's Commitment or Advances to be assigned is equal to or greater than $25,000,000 (or such lesser amount as the Company may approve in its sole discretion), unless the assigning Bank is assigning the entire amount of its Commitment and Advances; (b) except in the case of any assignment to another Bank or to any affiliate of any Bank, the assigning Bank has received the prior written approval of the Company and the Administrative Agent to the proposed assignment (such approval in each case not to be unreasonably withheld); (c) the Administrative Agent has been paid an assignment fee of $3,000 by the assigning Bank; and (d) the bank which has received the assignment of the Commitment or Advances, the assigning Bank, the Company and the Administrative Agent shall have executed an Assignment and Assumption Agreement. Upon compliance with the provisions set forth above, such financial institution shall thereupon and thereafter be deemed to be a Bank for all purposes hereunder. Other than as provided in the next paragraph, there shall be no sale by any Bank of any participation in its Commitment or Advances; provided, however, any Bank may pledge its Advances and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                  Any Bank may, without the consent of the Company, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Advance owing to such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the Notes. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Advance for all purposes under this Agreement and the Notes, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the Notes. In no event shall any

Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Company therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees payable hereunder, or postpone the date of the final maturity of the Advances, in each case to the extent subject to such participation. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Notes to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in Section 11.5 as fully as if it were a Bank hereunder. The Company also agrees that each Participant shall be entitled to the benefits of Sections 3.15, 9.1, 9.2 and 9.3 with respect to its participation in the Commitments and the Advances outstanding from time to time as if it was a Bank; provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

                  SECTION 11.7. HOLIDAYS.

                  When any payment hereunder falls due on a day that is not a Business Day, such payment shall be made as herein provided on the next succeeding Business Day. Interest shall continue to accrue on the principal to be paid until it is paid.

                  SECTION 11.8. LAW GOVERNING.

                  This Agreement shall be construed and performance thereof shall be determined according to the laws of the State of New York.

                  SECTION 11.9. DISCLOSURE TO OTHER PERSONS.

                  The Company acknowledges that any Bank may deliver copies of any financial statements and other documents delivered to such Bank, and disclose any other information disclosed to such Bank, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to
(i) such of the Bank's directors, officers, employees, agents and professional consultants as may require such information in the performance of their respective duties, (ii) any Person to which such Bank offers to assign any Commitment or Advance or any part thereof if (a) such disclosure has been previously approved by the Company, or (b) such disclosure is not of information previously designated by the Company as "privileged" or "confidential", (iii) any federal or state regulatory authority having jurisdiction over such Bank, or
(iv) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Bank, (b) in response to any subpoena or other legal process or (c) in connection with any litigation to which such Bank is a party; provided, however, that such Bank, to the extent legally permitted to do so, will use its best efforts to notify the Company prior to any disclosure of information contemplated by this subparagraph (iv) and will use its best efforts to give the Company the opportunity to object to any such disclosure; provided, further, that the foregoing proviso shall not require such Bank to withhold such information where such withholding would subject such Bank to civil or criminal liabilities or penalties, as determined by such Bank in its discretion.

                  SECTION 11.10. EXECUTION AND EFFECTIVE DATE.

                  This Agreement may be executed in any number of counterparts, and any party hereto may execute the said Agreement by signing any such counterpart. The Company shall deliver one such executed counterpart to Administrative Agent and each Bank shall deliver one such executed counterpart to the Administrative Agent for further delivery to the Company. This Agreement shall be effective as of the Effective Date.

                  SECTION 11.11. REPRESENTATION OF BANKS.

                  Each Bank represents for itself only that it is acquiring the Notes to be acquired by it hereunder for its own account in the ordinary course of extending credit as a banking institution and not with a view to the distribution or resale thereof, subject, nevertheless, to any requirement of law that the disposition of the property of a Bank shall at all times be within its control.

                  SECTION 11.12. SEVERABILITY.

                  Any provision of this Agreement or of the Notes which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 11.13. ENTIRE AGREEMENT.

                  This Agreement and the Notes express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement, the Notes nor any term hereof or thereof may be changed, waived, discharged or terminated orally or in writing, except as provided in Section
11.4 hereof.

                  SECTION 11.14. JURISDICTION.

                  The Company hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  SECTION 11.15. WAIVERS OF JURY TRIAL.

                  THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTE AND FOR ANY COUNTERCLAIM THEREIN.

                         [Signatures on Following Pages]

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed.

                                             THE COMPANY:

                                             DELTA AIR LINES, INC.


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             THE ADMINISTRATIVE AGENT:

                                             CITICORP NORTH AMERICA, INC.,
                                             as Administrative Agent


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             CITIBANK, N.A.,


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             COMMERZBANK AG,
                                              NEW YORK AND GRAND CAYMAN
                                              BRANCHES


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             THE INDUSTRIAL BANK OF JAPAN,
                                              LIMITED


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             SUNTRUST BANK


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             THE CHASE MANHATTAN BANK


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             CREDIT LYONNAIS NEW YORK
                                              BRANCH


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             THE BANK OF NEW YORK


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             BAYERISCHE LANDESBANK
                                              GIROZENTRALE, CAYMAN ISLANDS
                                              BRANCH


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             KBC BANK N.V.


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             THE MITSUBISHI TRUST AND
                                              BANKING CORPORATION,
                                              NEW YORK BRANCH


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             BANK OF TOKYO-MITSUBISHI TRUST
                                              COMPANY


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                    EXHIBIT A

                           BANK                                                COMMITMENT
                           ----                                              --------------

Citibank, N.A.                                                               $  165,000,000

Commerzbank AG, New York and Grand Cayman Branches                              145,000,000

The Industrial Bank of Japan, Limited                                           145,000,000

SunTrust Bank                                                                   145,000,000

The Chase Manhattan Bank                                                        100,000,000

Credit Lyonnais New York Branch                                                  75,000,000

The Bank of New York                                                             50,000,000

Bayerische Landesbank Girozentrale, Cayman Islands Branch                        50,000,000

KBC Bank N.V.                                                                    50,000,000

The Mitsubishi Trust and Banking Corporation, New York Branch                    50,000,000

Bank of Tokyo-Mitsubishi Trust Company                                           25,000,000
                                                                             --------------

Total Commitments of the Banks                                               $1,000,000,000

                                    EXHIBIT B

                                  FORM OF NOTE

$
 ---------------

                                                         -----------------, ----

                  FOR VALUE RECEIVED, DELTA AIR LINES, INC., a Delaware corporation (the "Maker"), promises to pay to the order of ________________________________ (together with any successor and assign thereof or any subsequent holder hereof referred to herein as the "Holder") the lesser of (a) ___________________ Dollars in lawful money of the United States or (b) the aggregate unpaid principal amount of all Advances which are still outstanding and which were made to the Maker by the Holder pursuant to that certain Credit Agreement dated as of ___________, 2001 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement", terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement) by and among the Maker, the Banks set forth therein, and Citicorp North America, Inc., as Administrative Agent, at such place as is specified in the Credit Agreement. The Company shall repay the principal amount of this Note on the Termination Date. The outstanding principal amount hereof shall bear interest at the rates and shall be payable at the times set forth in the Credit Agreement.

                  Any payment of principal or interest which is not paid when due, as herein provided, shall bear interest (to the extent permitted by law) at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement. To the extent provided in the Credit Agreement, this Note is subject to voluntary prepayment, in whole or in part, without premium or penalty.

                  Upon the occurrence of an Event of Default the aggregate unpaid principal amount of all Advances evidenced hereby which are still outstanding and accrued interest thereon may become due and payable in the manner and with the effect provided in the Credit Agreement.

                  Time is of the essence of this Note, and in case this Note is not paid when due, and is subsequently collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection incurred by the Holder including, without limitation, the reasonable fees and disbursements of counsel to the Holder.

                  The undersigned and all endorsers or other parties to this Note hereby waive presentment, demand for payment, protest and notice of nonpayment.

                  IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first written above.

                                                      DELTA AIR LINES, INC.


                                                      By:
                                                         ----------------------
                                                      Title:
                                                            -------------------

                                [Reverse of Note]

             Advance                                            Payment
             -------                                            -------
Date                     Advance Amount          Principal                    Interest
----                     --------------          ---------                    --------


                                   EXHIBIT C-1

             FORM OF NOTICE AND AGREEMENT REGARDING ADDITION OF BANK

                                                                          [Date]

Citicorp North America, Inc., as Administrative Agent
2 Penns Way, Suite 200
New Castle, Delaware 19720

Attention: Elizabeth Wier

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, Georgia 30320
Attention: David W. Stowe, Director - Treasury
           Dep't 857

Ladies and Gentlemen:

                  Reference is made to that certain Credit Agreement dated as of ____________, 2001 (the "Credit Agreement") by and among Delta Air Lines, Inc. (the "Company"), the Banks party thereto, and Citicorp North America, Inc., as Administrative Agent. Terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement.

                  1. Pursuant to Section 3.14.1 of the Credit Agreement, the undersigned hereby requests that it become a Bank under the Credit Agreement. The proposed [Commitment] [Advances] of the undersigned as a Bank under the Credit Agreement would equal $___________. The undersigned proposes that the undersigned shall become a Bank under the Credit Agreement on the later of (a) the date the Administrative Agent and the Company consent thereto and (b) ______________, ______ (such later date, the "Effective Date").

                  2. Upon the Effective Date, the undersigned hereby assumes all of the obligations of a Bank having [a Commitment] [Advances] of $____________ under the Credit Agreement as if the undersigned were an original Bank and signatory under the Credit Agreement including, but not limited to, the obligation of a Bank to make advances to the Company thereunder (if applicable) and to indemnify the Administrative Agent as provided therein. In this connection, the undersigned hereby represents that it has received and reviewed a copy of the Credit Agreement and hereby ratifies and approves all of the terms and conditions of the Credit Agreement and the other documents executed and delivered in connection therewith.

                  3. For purposes of delivering any notice to the undersigned as a Bank under the Credit Agreement, the following sets forth the address of the undersigned for such purpose:

                             -----------------------
                             -----------------------
                             -----------------------
                             Telecopy No.
                                         -----------
                             Attention:
                                       -------------

                  4. The undersigned acknowledges that it has, independently and without reliance upon the Administrative Agent, or on any affiliate or subsidiary thereof, or any other Bank and based on the financial statements supplied by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Bank under the Credit Agreement. The undersigned also acknowledges that it wills independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or its respective Note. The Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the undersigned with any credit or other information with respect to the Company or to notify the undersigned of any Event of Default except as provided in Section 10.5 of the Credit Agreement. The undersigned has not relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

                  5. This letter agreement shall not be binding against the undersigned unless and until the Company and the Administrative Agent have executed their consent to the foregoing at the space provided below.

                  6. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  7. This letter agreement may be executed in any number of counterparts each of which when taken together, shall constitute one and the same agreement.

                                             Very truly yours,

                                             [FINANCIAL INSTITUTION]


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------

         The Company hereby agrees that, on the Effective Date, ________________ ("__________") shall be a Bank under the Credit Agreement having [a Commitment] [Advances] equal to $_________ pursuant to the terms and conditions set forth above. The Company agrees that _____________ shall have all of the rights and remedies of a Bank under the Credit Agreement as if _____________ were an original Bank and signatory under the Credit Agreement including, but not limited to, the right of a Bank to receive payments of principal and interest with respect to the Advances made by the Banks and, if applicable, to receive the facility fees payable to the Banks as provided in the Credit Agreement. Further, __________shall be entitled to the indemnification provisions from the Company in favor of the Banks as provided in the Credit Agreement. The Company further agrees, on the Effective Date, to execute in favor of _________________ a promissory note in substantially the form of Exhibit B to the Credit Agreement in the face amount of ___________'s [Commitment] [Advances].

                                             DELTA AIR LINES, INC.


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------

                  The Administrative Agent hereby consents to __________________ becoming a Bank under the Credit Agreement pursuant to the foregoing terms and conditions.

                                             CITICORP NORTH AMERICA, INC., as
                                             Administrative Agent


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------

                                   EXHIBIT C-2

                       FORM OF AGREEMENT OF EXISTING BANK
                            TO REPLACE REPLACED BANK

Citicorp North America, Inc., as Administrative Agent
2 Penns Way, Suite 200
New Castle, Delaware 19720

Attention: Elizabeth Wier

Ladies and Gentlemen:

                  Reference is made to that certain Credit Agreement dated as of ____________, 2001 (the "Credit Agreement") by and among Delta Air Lines, Inc. (the "Company"), the Banks party thereto, and Citicorp North America, Inc., as Administrative Agent. Terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement.

                  Pursuant to Section 3.14.1 of the Credit Agreement, the undersigned Bank (the "Existing Bank") hereby agrees to assume [$____________] of the [Commitment] [Advances] of _________ (the "Replaced Bank") under the Credit Agreement. Accordingly, the [Commitment] [Advances] of the Existing Bank shall be increased from $_________to $______________. Except for the increase in the [Commitment] [Advances] contemplated hereby, the Existing Bank shall continue to have all of the rights, remedies, duties and obligations of a Bank under the Credit Agreement.

                                             Very truly yours,

                                             [EXISTING BANK]


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------

                  The Administrative Agent hereby consents to the above-described increase in the Commitment of [Insert Bank] under the Credit Agreement.

                                             CITICORP NORTH AMERICA, INC., as
                                             Administrative Agent


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------

                                    EXHIBIT D

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of ___________________, by and among ______________ (the "Assignor"), _____________
(the "Assignee") DELTA AIR LINES, INC. (the "Company") and CITICORP NORTH AMERICA, INC., as Administrative Agent.

                  WHEREAS, the Assignor is a Bank under that certain Credit Agreement dated as of ____________, 2001 (the "Credit Agreement", terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement) by and among the Company, the Banks named therein, and the Administrative Agent;

                  WHEREAS, the Assignor desires to assign to the Assignee [(a)] [all] [a portion] of the Advances made by the Assignor to the Company under the Credit Agreement, [and (b) [all] [a portion] of the Assignor's Commitment under the Credit Agreement, all on the terms and conditions set forth herein];

                  WHEREAS, the Company and the Administrative Agent consent to such assignment on the terms and conditions set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                  1. Subject to the terms and conditions of this Agreement, the Assignor hereby irrevocably transfers and assigns to the Assignee, without recourse, [all of the Assignor's right title and interest in and to] [an undivided ________ percent interest in] [all Advances made by the Assignor to the Company under the Credit Agreement] [a principal amount of Advances made by the Assignor to the Company under the Credit Agreement equal to $__________] (such Advances herein referred to as the "Assigned Advances") together with all rights of the Assignor to receive all payments of principal and interest from the Company with respect to such Assigned Advances and all rights of collection and enforcement the Assignor may have against the Company with respect to such Assigned Advances. [Further, but subject to the terms and conditions set forth herein, the Assignor hereby irrevocably transfers and assigns to the Assignee [all of the Assignor's] [$________ of the Assignor's] Commitment under the Credit Agreement (the "Assigned Commitment").] Such assignment shall include all voting rights of the Assignor associated with such amount of [Assigned Advances] [Assigned Commitment][, all rights to receive all facility fees with respect to such Assigned Commitment] and other rights of the Assignor under the Credit Agreement with respect to such amount of [Assigned Advances] [Assigned Commitment], all as if the Assignee were an original Bank and signatory under the Credit Agreement having [a Commitment] [Advances] equal to the Assigned [Commitment] [Advances]. The Assignee, subject to the terms and conditions hereof hereby assumes all obligations of the Assignor as if the Assignee were an original Bank and signatory under the Credit Agreement including, but not limited to, the obligation of the Assignor to make advances to the Company with respect to the Assigned Commitment (if applicable) and to indemnify the Administrative Agent as provided therein. The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned [Commitment] [Advances].

                  2. The Assignor hereby represents and warrants to the Assignee that: [(a) the Assignor is a Bank under the Credit Agreement having a Commitment under the Credit Agreement immediately prior to the effectiveness of this Agreement equal to $___________ and the Assignor is not in default of its obligations under the Credit Agreement and (b)] immediately prior to the effectiveness of this Agreement, the Assignor held $__________ in principal amount of Advances.

                  3. The Assigned Advances shall be without recourse to the Assignor. The Assignee acknowledges and agrees that, except as provided in paragraph 2 above, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Company, (ii) any representations, warranties, statements or information made or furnished by the Company in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement or any document or instrument executed in connection therewith, or the collectibility of the Assigned Advances, (iv) the perfection, priority or validity of any lien, security interest or pledge with respect to any collateral at any time securing the obligations of the Company under the Credit Agreement or the Assigned Advances under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Company of any obligation under the Credit Agreement or any document or instrument executed in connection therewith.

                  Further, the Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent, or on any affiliate or subsidiary thereof, the Assignor or any other Bank and based on the financial statements supplied by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Bank under the Credit Agreement. The undersigned also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or its respective Note(s). The Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Company or to notify the Assignee of any Event of Default except as provided in Section 10.5 of the Credit Agreement. The Assignee has not relied on the Administrative Agent, the Assignor or any other Bank as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

                  4. Upon the execution and delivery of this Agreement, the Assignee shall deliver to Assignor by wire transfer of immediately available funds $_______ [Insert amounts owing with respect to Assigned Advances, etc.] [Other consideration/adjustments].

                  5. The Company hereby agrees that the Assignee shall be a Bank under the Credit Agreement having [a Commitment] [Advances] equal to the Assigned [Commitment] [Advances]. The Company agrees that the Assignee shall have all of the rights and remedies of a Bank under the Credit Agreement as if the Assignee were an original Bank and signatory under the Credit Agreement including, but not limited to, the right of a Bank to receive payments of principal and interest with respect to the Assigned Advances, if any, and to the Advances made by the Banks after the date hereof and, if applicable, to receive the facility fees payable to the Banks as provided in the Credit Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Company in favor of the Banks as provided in the Credit Agreement. The Company further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a promissory note in substantially the form of Exhibit B to the Credit Agreement in the face amount of the Assigned Commitment. Further, the Company agrees that, upon the execution and delivery of this Agreement, the Company shall owe the Assigned Advances to the Assignee as if the Assignee were the Bank originally making such Advances.

                  6. For purposes of delivering any notice to the Assignee as a Bank under the Credit Agreement, the following sets forth the address of the Assignee for such purpose:

                                    --------------------
                                    --------------------
                                    --------------------
                                    Telecopy No.________
                                    Attention:__________

                  7. The Administrative Agent hereby consents to the assignment and assumption contemplated herein.

                  8. The Assignor agrees to pay the Administrative Agent a servicing fee equal to $3,000 immediately upon the execution and delivery of this Agreement.

                  9. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is signed by each of the Assignor, the Assignee, the Company and the Administrative Agent;
(b) the payment to the Assignor of the amounts owning by the Assignee pursuant to paragraph 4 hereof; and (c) the payment to the Administrative Agent of the fee owning to the Administrative Agent pursuant to paragraph 8 hereof.

                  10. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  11. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

                                             THE ASSIGNOR:


                                             -----------------------------------


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------

                                             THE ASSIGNEE:


                                             -----------------------------------


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------

                                             THE COMPANY:

                                             DELTA AIR LINES, INC.


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------

                                             THE ADMINISTRATIVE AGENT:

                                             CITICORP NORTH AMERICA, INC., as
                                             Administrative Agent


                                             By:
                                                --------------------------------
                                                Title:
                                                      --------------------------

                                   SCHEDULE I

FUNDED DEBT*

1.       6.65-9.15% Notes with maturities ranging from 2001 to 2004

2.       8.50% Notes due March 15, 2002

3.       8.125% Notes due July 1, 2039

4.       7.70% Notes due December 15, 2005

5.       7.90% Notes due December 15, 2009

6.       8.30% Notes due December 15, 2029

7. 8.10% Guaranteed Serial ESOP Notes, payable in installments between 2002 and 2009

8.       7.379% Equipment Notes due in installments between 2001 and 2010

9.       7.570% Equipment Notes due November 18, 2010

10.      7.920% Equipment Notes due November 18, 2010

11.      7.779% Equipment Notes due November 18, 2005

12.      10.125% Debentures due May 15, 2010

13.      10.375% Debentures due February 1, 2011

14.      9.00% Debentures due May 15, 2016

15.      9.75% Debentures due May 15, 2021

16.      9.25% Debentures due March 15, 2022

17.      10.375% Debentures due December 15, 2022

18.      Development Authority of Fulton County Loan Agreement dated May 1, 1998

19.      Development Authority of Fulton County Loan Agreement dated September
         1, 1992

20. Development Authority of Clayton County Loan Agreement dated May 1, 2000 (Series A, B, C)

21.      Capital Leases:
         (a)      Forty-One B737-200 Aircraft Leases
         (b)      Nine Western Aircraft Leases (4 B737-200; 3 B737-300 and 2
                  B727-200)

16. Credit Agreement, dated as of May 2, 1997, among the Company, the several financial institutions which are parties thereto and Nationsbank, N.A. (South), as Agent Bank

17. Reimbursement Agreement, dated as of May 1, 2000 among the Company, the several financial institutions which are parties thereto and Commerzbank, AG, New York Branch, as Agent and Fronting Bank

18. Credit Agreement, dated as of May 19, 2000 among the Company, the several financial institutions which are parties thereto and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Agent and Letter of Credit Bank

SECURED OBLIGATIONS

1. $96,500,000 The Port Authority of New York and New Jersey Special Projects Bonds, Series 1R (Delta Air Lines, Inc. Project)

2.       Nine Western Air Lines Capital Leases (4 B737-200; 3 B737-300 and 2
         B727-200)

3. SATO Guaranty (pledge of Company's government receivables to provide collateral for SATO credit agreement)

4. $120,000,000 Various Credit Agreements by 27 EMB-120 Brasilians and 4 CRJs at Atlantic Southeast Airlines, Inc.

5. $100,600,000 Various Credit Agreements by 10 CRJs and 8 Brasilias at Comair Airlines, Inc.

6.       7.379% Equipment Notes due in installments between 2001 and 2010

7.       7.570% Equipment Notes due November 18, 2010

8.       7.920% Equipment Notes due November 18, 2010

9.       7.779% Equipment Notes due November 18, 2005

10.      JFK Financing*

11.      Boston Financing*

---------------
* As of the Effective Date of this Agreement, the Company is considering various means for financing proposed airport facilities projects at Boston Logan International Airport (BOS) and John F. Kennedy International Airport (JFK). Since the Company has not yet determined the structure for such financings, the intent of these provisions is to include such financings in the lists set forth in those schedules once such financings occur, if ever, and to the extent applicable to the structures ultimately selected by the Company.

                                   SCHEDULE II

                      SUBSIDIARIES OF DELTA AIR LINES, INC.

Aero Assurance, Ltd.                                  DAL Receivables LLC

ASA Holdings, Inc.                                    DASH Management, Inc.

Atlantic Southeast Airlines, Inc.                     Delta Air Lines and Pan American
                                                         World Airways Unterstutzungkasse GmbH
C.V.G. Aviation, Inc.
                                                      Delta Air Technology, Ltd.
CMD, Limited
                                                      Delta Airline Receivables Corp.
Comair Acquisition, Inc.
                                                      Delta Benefits Management, Inc.
Comair Aviation Academy, Inc.                            (f/k/a Delta Air Lines Funding Corporation)

Comair Capital Markets, Inc.                          Delta Connection, Inc.

Comair Holdings, Inc.                                 Delta Corporate Identity, Inc.

Comair Services, Inc.                                 Delta Loyalty Management Services, Inc. (f/k/a Delta Tel, Inc.)

Comair, Inc.                                          Delta Technology, Inc.

Crown Rooms of Texas, Inc.                            Delta Ventures III, Inc.

Crown Rooms, Inc.                                     Epsilon Trading, Inc.

DAL Aircraft Trading, Inc.                            Guardant, Inc.

DAL Foreign Sales, Inc.                               Kappa Capital Markets, Inc. (f/k/a Delta Air Lines Holdings, Inc.)

DAL Global Services, Inc.                             TransQuest Holdings, Inc.

DAL Moscow, Inc.

                                  SCHEDULE III

                              GUARANTY LIABILITIES

$88,000,000 Regional Airports Improvement Corporation 6 35% Facilities Sublease Revenue Bonds, Issue of 1996 Delta Air Lines, Inc. (Los Angeles International Airport)

SATO Guaranty (Company's allocable share of $25 million SATO revolving credit facility, used by SATO to advance payments to top airlines on government receivables)

JFK Financing*

Boston Financing*






---------------
*As of the Effective Date of this Agreement, the Company is considering various means for financing proposed airport facilities projects at Boston Logan International Airport (BOS) and John F. Kennedy International Airport (JFK). Since the Company has not yet determined the structure for such financings, the intent of these provisions is to include such financings in the lists set forth in those schedules once such financings occur, if ever, and to the extent applicable to the structures ultimately selected by the Company.